UNITED STATES SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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CenterPoint Energy, Inc.

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CenterPoint Energy, Inc.

Notice of Annual Meeting of Shareholders

to be held on April 24, 2020

and Proxy Statement

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Welcome to the CenterPoint Energy Annual Shareholder Meeting

March 13, 2020

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting to be held on April 24, 2020, at 9:00 a.m. central time in our auditorium located at 1111 Louisiana Street in Houston, Texas.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote (i) for the election of eight directors, (ii) for the ratification of the appointment of CenterPoint Energy’s independent registered public accounting firm, (iii) for the approval, on an advisory basis, of CenterPoint Energy’s executive compensation and (iv) for the approval of an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares, and to consider any other business that may properly come before the meeting.

Your vote is very important to us – participate in the future of CenterPoint Energy and exercise your shareholder right by voting your shares right away.

Only holders of record of CenterPoint Energy common stock at the close of business on February 28, 2020 or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to holders of our common stock or their proxy holders and CenterPoint Energy guests. Only holders of our common stock or their valid proxy holders may address the meeting.

Please review the proxy card for instructions on how you can vote your shares of CenterPoint Energy common stock over the internet, by telephone or by mail. It is important that all holders of CenterPoint Energy common stock, regardless of the number of shares owned, participate in the affairs of the Company. At CenterPoint Energy’s 2019 Annual Shareholder Meeting, approximately 85 percent of the Company’s outstanding shares of common stock was represented in person or by proxy.

Thank you for your continued investment in CenterPoint Energy.

Sincerely,

Milton Carroll Executive Chairman of the Board	John W. Somerhalder II Interim President and Chief Executive Officer

2020 Proxy Statement

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2020 Proxy Statement

Table of Contents (continued)

CenterPoint Energy

Always There.®
Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2020 annual meeting of shareholders of CenterPoint Energy, Inc. This is your notice for the meeting.

TIME, DATE AND PLACE

9:00 a.m. Central Time on April 24, 2020.

The CenterPoint Energy auditorium at 1111 Louisiana, Houston, Texas.

Due to the emerging public health impact of the novel coronavirus disease 2019 (COVID-19), we are planning for the possibility that the annual meeting may be held in a different location or solely by means of remote communication. If we take this step, we will announce the decision to do so in advance, and details on how to participate will be issued by press release, posted on our website and filed with the SEC as additional proxy material.

ITEMS OF BUSINESS

•	elect the eight nominees named in the proxy statement as directors to hold office until the 2021 annual meeting;
•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;
•	conduct an advisory vote on executive compensation;
•

approve an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated, to increase the number of shares of our common stock reserved for issuance under the plan by 350,000 shares; and

•	conduct other business if properly raised.

RECORD DATE

Holders of record of CenterPoint Energy common stock at the close of business on February 28, 2020 are entitled to vote.

PROXY VOTING

Each share of CenterPoint Energy common stock entitles the holder to one vote on each matter to be voted on at the meeting. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the proxy statement that follows. Even if you plan to attend the meeting, please sign, date and return the enclosed proxy card or submit your proxy using the Internet or telephone procedures described on the proxy card.

Sincerely,

Vincent A. Mercaldi

Corporate Secretary

Dated and first mailed

to shareholders

on or about March 13, 2020

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 24, 2020

The proxy statement and annual report to shareholders are available at:

http://materials.proxyvote.com/15189T

2020 Proxy Statement

CENTERPOINT ENERGY, INC.

1111 Louisiana

Houston, Texas 77002

(713) 207-1111

For deliveries by U.S. Postal Service:

P.O. Box 4567

Houston, Texas 77210-4567

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 4	FOR each nominee	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 2: Ratification of appointment of the independent registered public accounting firm	Page 74	FOR	None expected	Do not count	Shares voted for must exceed shares voted against
Item 3: Advisory vote on executive compensation	Page 75	FOR	Do not count	Do not count	Shares voted for must exceed shares voted against
Item 4: Approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors	Page 77	FOR	Do not count	Count as votes against	Majority of votes cast

Who may vote?

Holders of our common stock recorded in our stock register at the close of business on February 28, 2020 may vote at the meeting. As of that date, there were 502,614,675 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Your vote is important. You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You may always change your vote at the meeting if you are a holder of record or have a proxy from the record holder. Giving us your proxy means that you authorize us to vote your shares of our common stock at the meeting in the manner you indicated on your proxy card. You may also provide your proxy using the Internet or telephone procedures described on the proxy card.

You may vote for or against each director nominee under Item 1 (election of directors) and the proposals under Item 2 (ratification of appointment of the independent registered public accounting firm), Item 3 (advisory vote on executive compensation) and Item 4 (approval of amendment to the CenterPoint Energy, Inc. Stock Plan for Outside

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2020 Proxy Statement

Frequently Asked Questions About Voting (continued)

Directors), or you may abstain from voting on these items. With regard to Item 4, abstentions will be treated as votes cast against this item. If you give us your proxy but do not specify how to vote, we will vote your shares of our common stock in accordance with the Board’s recommendations.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and, with respect to the ratification of the appointment of the independent registered public accounting firm, the Audit Committee, recommends a vote as follows:

•	FOR the election of the eight nominees named in this proxy statement as directors;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020;

•	FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement; and

•	FOR the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

If any other matters properly come before the meeting, we will vote the shares of common stock in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;

•	voting in person at the meeting; or

•	giving written notice to Mr. Vincent A. Mercaldi, Corporate Secretary, at CenterPoint Energy’s address shown above.

Will my shares be voted if I do not provide my proxy?

It depends on whether you hold your shares of our common stock in your own name or in the name of a bank or brokerage firm. If you hold your shares of our common stock directly in your own name, they will not be voted unless you provide a proxy or vote in person at the meeting.

Brokerage firms generally have the authority to vote their customers’ unvoted shares of common stock on certain “routine” matters as determined by the New York Stock Exchange. If your shares of our common stock are held in the name of a broker, bank or other nominee, such nominee can vote your shares for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2020 if you do not timely provide your proxy because this matter is considered “routine” under the applicable rules. However, no other items are considered “routine” and may not be voted on by your nominee without your instruction.

For all items other than ratification of the appointment of our independent registered public accounting firm, brokers holding shares of our common stock must vote according to specific instructions they receive from the beneficial owners of those shares because the New York Stock Exchange precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner as to how to vote. Brokers cannot vote on Item 1 (election of directors), Item 3 (advisory vote on executive compensation) or Item 4 (approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors) without instructions from the beneficial owners. If you do not instruct your broker how to vote with respect to Item 1, Item 3 or Item 4, your broker will not vote for you with respect to those items.

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Frequently Asked Questions About Voting (continued)

Do I need a ticket to attend the meeting?

To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares of common stock are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All holders of our common stock will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the shares of our common stock outstanding as of the record date must be represented at the meeting, either by proxy or in person. Shares of our common stock owned by CenterPoint Energy are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Under our third amended and restated bylaws (bylaws), directors are elected by a majority of the votes cast at the meeting. Under our bylaws, this means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Majority Voting in Director Elections.”

Each of the ratification of the appointment of independent registered public accounting firm in Item 2 and the approval of the resolution included in Item 3 regarding the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of our common stock entitled to vote at the meeting and voted for or against the item. Abstentions and broker non-votes (none of which are expected for Item 2) will not affect the outcome of the vote on these items.

The approval of the amendment included in Item 4 to the CenterPoint Energy, Inc. Stock Plan for Outside Directors requires the affirmative vote of a majority of the shares of our common stock cast at the meeting. Abstentions will be treated as votes cast against this item and broker non-votes will not affect the outcome of the vote on this item.

Who conducts the proxy solicitation and how much will it cost?

CenterPoint Energy is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies, including a fee of $13,000 plus expenses to Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, who will help us solicit proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of CenterPoint Energy to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

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2020 Proxy Statement

ITEM 1: ELECTION OF DIRECTORS

4	CenterPoint Energy

2020 Proxy Statement

Item 1: Election of Directors (continued)

Executive Summary

Overview. In this section, we introduce the eight nominees for election to our Board of Directors. These nominees bring relevant expertise and skills and represent a diverse mix of professional experience, backgrounds and perspectives appropriate to oversee our Company’s businesses and operations. In addition, we describe our corporate governance practices and policies. Strong corporate governance is a priority for the Company and the Board of Directors, is in the best interests of our shareholders and is critical to the Company’s long-term success. We have implemented corporate governance and business conduct policies and procedures designed to help us operate effectively with accountability, integrity and transparency, some of which are reflected below.

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting of shareholders in 2021.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Unless otherwise indicated or the context otherwise requires, when we refer to periods prior to September 1, 2002, CenterPoint Energy should be understood to mean or include the public companies that were its predecessors.

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2020 Proxy Statement

Item 1: Election of Directors (continued)

Our Board of Directors collectively represents the following backgrounds, key skills and competencies:

Board of Directors Backgrounds, Key Skills and Competencies
Regulated Utility Experience	✓
Public Company Board Service	✓
Current or Recent Public Company Senior Executive Officer	✓
Legal and Regulatory Experience	✓
Strategic Planning Experience	✓
Corporate Governance Experience	✓
Accounting, Banking and Financial Literacy	✓
Risk Management Experience	✓
Human Capital Management Experience	✓
Business Operations Experience	✓
Natural Gas and/or Oil Midstream Experience	✓
Executive Compensation Experience	✓
Community Relationships / Non-Profit or Charitable Board Service	✓

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board to determine that the person should serve as a director for the Company.

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Item 1: Election of Directors (continued)

The eight nominees for election at the annual meeting are listed below.

LESLIE D. BIDDLE

Leslie D. Biddle, age 53, has been a director since April 2018. Ms. Biddle has served as a Partner and the President of Serengeti Asset Management since 2013 where she heads its risk committee and its energy research efforts. Before joining Serengeti, Ms. Biddle spent nearly ten years at Goldman Sachs, where she was most recently Global Head of Commodity Sales and the Chief Financial Officer of its investments in the metals and mining sector. Ms. Biddle was responsible for many of the structured transactions in the private equity and power spaces, including the Texas Genco acquisition and the TXU leveraged buyout, and was also a member of Goldman Sachs’ Finance Committee, Business Practices Committee, Firmwide New Activity Committee, Structured Investment Products Committee and European Audit and Compliance Committee. Prior to joining Goldman Sachs, Ms. Biddle served as a Vice President at the AES Corporation focusing on project finance and power plant development. Ms. Biddle has served on the Board of Directors of Empire State Realty Trust, Inc. since March 2017. She also serves as the Vice Chair of the Board of Trustees of Colby College.

The Board determined that Ms. Biddle should be nominated for election as a director due to her extensive expertise in finance, complex structured transactions and project finance, particularly in the energy industry. The Board also values her service on the Boards of Directors of other public companies.

Independent Director Nominee Committees: Audit, Finance

MILTON CARROLL

Milton Carroll, age 69, has been a director since 1992. He has served as Executive Chairman since June 2013 and previously served as Chairman from September 2002 until May 2013. Mr. Carroll has served as a director of Halliburton Company since 2006. He has served as a director of Health Care Service Corporation since 1998 and as its chairman since 2002. He previously served as a director of Western Midstream Holdings, LLC, the general partner of Western Midstream Partners, LP, from February 2019 to August 2019, Western Gas Holdings, LLC, the general partner of Western Gas Partners, LP, from 2008 to February 2019, LyondellBasell Industries N.V. from July 2010 to July 2016 and LRE GP, LLC, the general partner of LRR Energy, L.P., from November 2011 to January 2014.

The Board determined that Mr. Carroll should be nominated for election as a director due to his extensive knowledge of the Company and its operations gained in nearly 30 years of service as a director of the Company, its predecessors and affiliates. The Board values Mr. Carroll’s knowledge of the oil and natural gas industry, board leadership skills and corporate governance expertise.

Non-Independent Director Nominee Executive Chairman Committees: None

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2020 Proxy Statement

Item 1: Election of Directors (continued)

SCOTT J. McLEAN

Scott J. McLean, age 63, has been a director since December 2013. Since March 2014, Mr. McLean has been President of Zions Bancorporation and assumed the additional title of Chief Operating Officer in June 2015, and he joined its Board of Directors in October 2018. He also serves as Chairman of Amegy Bank of Texas, where he previously served as Chief Executive Officer from December 2009 through February 2014 and President from July 2003 to December 2009. Prior to joining Amegy in 2002, he was with JPMorgan Chase for 23 years, where he served in a number of roles, including President in Dallas, Chief Executive Officer in El Paso and President in Houston. He currently serves on the Southern Methodist University Board of Trustees and the United Way of Greater Houston board.

The Board determined that Mr. McLean should be nominated for election as a director due to his extensive financial, banking and executive management experience. The Board also benefits from his experience in leadership roles with numerous business, civic and charitable organizations.

Independent Director Nominee Committees: Audit, Finance

MARTIN H. NESBITT

Martin H. Nesbitt, age 57, has been a director since April 2018. Since 2013, Mr. Nesbitt has served as Co-Chief Executive Officer of The Vistria Group, LLC, a Chicago-based investment firm focused on the education, healthcare and financial services industries. Prior to co-founding Vistria, Mr. Nesbitt served as Chief Executive Officer of PRG Parking Management (known as The Parking Spot), an owner and operator of off-airport parking facilities, from 1996 to 2012. Prior to The Parking Spot, Mr. Nesbitt also served as officer of the Pritzker Realty Group, L.P. and as Vice President and Investment Manager at LaSalle Partners, with a variety of responsibilities including investment management for regional retail properties. Mr. Nesbitt has served on the Boards of Directors of Jones Lang LaSalle since 2011 and American Airlines Group, Inc. since 2015. He is a Trustee of Chicago’s Museum of Contemporary Art and serves as Chairman of the Barack Obama Foundation. He previously served as a director of Norfolk Southern Corporation from 2013 to May 2019.

The Board determined that Mr. Nesbitt should be nominated for election as a director due to his extensive financial, strategic and operational experience as chief executive officer and founder of various companies. The Board also values his expertise in executive leadership and his public company board experience.

Independent Director Nominee Committees: Compensation, Governance

THEODORE F. POUND

Theodore F. Pound, age 65, has been a director since April 2015. Mr. Pound is a private investor and attorney. He served as Vice President, General Counsel and Corporate Secretary of Select Energy Services, LLC, a private company providing water solutions and well-site services to energy producers, from January 2013 to January 2016. He previously served as Vice President, General Counsel and Secretary of Allis-Chalmers Energy, Inc., a publicly traded oilfield services company, from September 2004 to March 2011, when it was acquired by Seawall Limited. Mr. Pound has practiced law in Texas for nearly 40 years, primarily in the areas of mergers and acquisitions, corporate finance, securities, compliance and governance.

The Board determined that Mr. Pound should be nominated for election as a director due to his extensive legal, compliance and corporate governance expertise and his nearly 40 years of experience in advising public and private companies.

Independent Director Nominee Committees: Compensation, Governance (Chair)

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2020 Proxy Statement

Item 1: Election of Directors (continued)

SUSAN O. RHENEY

Susan O. Rheney, age 60, has been a director since July 2008. Ms. Rheney is a private investor and a Managing Director of Kerr-Rheney Group, LLC, a consulting firm providing services to charitable organizations. She served as a director of QEP Midstream Partners GP, LLC, the general partner of QEP Midstream Partners, LP, a former publicly traded limited partnership which owned, operated, acquired and developed midstream energy assets consisting primarily of interests in gathering systems and pipelines to provide natural gas and crude oil gathering and transportation services, from June 2013 until July 2015, when QEP Midstream Partners, LP was acquired. From 2002 until March 2010, she served as a director of Genesis Energy, Inc., the general partner of Genesis Energy, LP, a publicly traded limited partnership. From 2003 to 2005, she was a director of Cenveo, Inc. and served as chairman of the board from January to August 2005. She also served until 2001 as a principal with The Sterling Group, a private financial and investment organization. Ms. Rheney is a National Association of Corporate Directors (NACD) Fellow. She currently serves as a member of the Board of Trustees of American Councils for International Education, a Washington, D.C.-based non-governmental organization.

The Board determined that Ms. Rheney should be nominated for election as a director due to her extensive financial management and accounting expertise and experience as a director of midstream oil and gas companies. The Board benefits from her experience implementing strategic and operational initiatives at a variety of firms.

Independent Director Nominee Committees: Audit, Finance (Chair)

PHILLIP R. SMITH

Phillip R. Smith, age 68, has been a director since March 2014. Since December 2019, Mr. Smith has been President and Chief Executive Officer of Marathon-Sparta Holdings, Inc., a private company involved in non-healthcare related employee benefits programs and affiliated through common ownership with Torch Energy Advisors, Inc., a private energy company with interests in oil, gas and renewable energy, where he served as President and Chief Executive Officer from January 2013 through December 2019. Prior to joining Torch, Mr. Smith was a partner with KPMG LLP from 2002 to 2012. Mr. Smith also served on the Board of Directors and as audit committee chair for Oilstone Energy Services, Inc., a position he held from October 2014 to June 2016.

The Board determined that Mr. Smith should be nominated for election as a director due to his over 40 years of business, financial and accounting experience, including a 25-year partner career with international accounting firms managing engagements of large and complex multi-national companies with extensive audit committee and board interaction.

Independent Director Nominee Committees: Audit (Chair), Governance

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Item 1: Election of Directors (continued)

JOHN W. SOMERHALDER II

John W. Somerhalder II, age 64, has served as a director since October 2016 and Interim President and Chief Executive Officer of CenterPoint Energy since February 2020. He served as Interim President and Chief Executive Officer of Colonial Pipeline Company, a privately held company that operates a refined liquid petroleum products pipeline system, from February 2017 to October 2017. Prior to joining Colonial Pipeline Company, Mr. Somerhalder served as President, Chief Executive Officer and as a director of AGL Resources Inc., a former publicly traded energy services holding company, whose principal business is the distribution of natural gas, from March 2006 through December 2015 and as Chairman of the Board of AGL Resources Inc. from November 2007 through December 2015. Prior to joining AGL Resources Inc., he served in a number of roles with El Paso Corporation, a publicly traded natural gas and related energy products provider, and its subsidiaries since 1977, including as Executive Vice President. Mr. Somerhalder currently serves as Chairman of the board of directors of Enable GP, LLC, the general partner of Enable Midstream Partners, LP. He served as a director of Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP, from 2013 to February 2020 and as a director of SunCoke Energy Partners GP LLC, the general partner of SunCoke Energy Partners, L.P. from 2017 to July 2019. He also serves as a director or trustee on the boards of numerous non-profit organizations.

The Board determined that Mr. Somerhalder should be nominated for election as a director due to his over 40 years of experience in the industry, with emphasis on his extensive natural gas utilities knowledge, and experience with natural gas and oil midstream firms and large public companies.

Non-Independent Director Nominee Interim President and Chief Executive Officer Committees: None

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

Director Nomination Process

In assessing the qualifications of candidates for nomination as director in addition to qualifications set forth in our bylaws, the Governance Committee and the Board consider the following:

The nominee’s personal and professional integrity, experience, reputation and skills;

The nominee’s ability and willingness to devote the time and effort necessary to be an effective board member;

The nominee’s commitment to act in the best interests of CenterPoint Energy and its shareholders;

The requirements under the listing standards of the New York Stock Exchange for a majority of independent directors, as well as qualifications applicable to membership on Board committees under the listing standards and various regulations; and

The Board’s desire that the directors possess a broad range of business experience, diversity, professional skills, geographic representation and other qualities it considers important in light of our business plan.

At least annually, the Governance Committee reviews the overall composition of the Board, including the skills represented by incumbent directors, and the need for Board refreshment or expansion. The Board evaluates the makeup of its membership in the context of the Board as a whole, with the objective of recommending a group that (i) can effectively work together using its diversity of experience, skills, perspectives and backgrounds to see that the Company is well-managed with a focus of achieving the Company’s long-term business strategy and (ii) represents the interests of the Company and its shareholders. In seeking new director candidates, the Governance Committee and the Board consider the skills, expertise and qualities that will be required to effectively oversee management of the business and affairs of the Company. The Governance Committee and the Board also consider the diversity of the Board in terms of the geographic, gender, age and ethnic makeup of its members. The Board believes that a diverse membership enhances the Board’s deliberations and promotes inclusiveness.

Suggestions for potential nominees for director can come to the Governance Committee from a number of sources, including incumbent directors, officers, executive search firms and others. If an executive search firm is engaged for this purpose, the Governance Committee has sole authority with respect to the engagement. The Governance

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Item 1: Election of Directors (continued)

Committee will also consider director candidates recommended by shareholders. The extent to which the Governance Committee dedicates time and resources to the consideration and evaluation of any potential nominee brought to its attention depends on the information available to the Committee about the qualifications and suitability of the individual, viewed in light of the needs of the Board, and is at the Committee’s discretion. The Governance Committee and the Board evaluate the desirability for incumbent directors to continue on the Board following the expiration of their respective terms, taking into account their contributions as Board members, the benefit that results from increasing insight and experience developed over a period of time and the skills needed to achieve the Company’s long-term business strategy.

Our bylaws provide that a shareholder may nominate a director for election if the shareholder sends a notice to our Corporate Secretary, which must be received at our principal executive offices between October 26, 2020 and January 24, 2021. The bylaws require that the notice must contain prescribed information, including, among other things, the name and address of the shareholder, the number of shares owned beneficially by the shareholder, the name and address of each of the persons with whom the shareholder is acting in concert, the number of shares of capital stock beneficially owned by each such person with whom the shareholder is acting in concert, and a description of all arrangements or understandings between the shareholder and each nominee and any other persons with whom the shareholder is acting in concert pursuant to which the nomination or nominations are made, as well as other procedural requirements. The shareholder must also provide the documentation and information about the nominee required by our bylaws, including information about the nominee that would be required to be disclosed in the proxy statement. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. Except as required under the proxy access provisions of our bylaws, CenterPoint Energy is not required to include any shareholder proposed nominee in the proxy statement. You may obtain a copy of the bylaws describing the requirements for nomination of director candidates by shareholders on our website at http://investors.centerpointenergy.com/governance.

Proxy Access Requirements

In February 2017, we proactively adopted amendments to our bylaws to implement proxy access for our shareholders. These proxy access amendments permit a nominating group of up to 20 shareholders owning three percent or more of our common stock continuously for at least three years to nominate and include in our proxy materials for an annual meeting of shareholders director candidates constituting up to the greater of (i) 20 percent (or if such amount is not a whole number, the closest whole number below 20 percent) of our Board or (ii) two, provided that the shareholder (or group) and each nominee satisfy the requirements specified in our bylaws. An eligible shareholder wishing to nominate a candidate for election to the Board at the 2021 annual meeting of our shareholders, in accordance with the proxy access provisions in our bylaws, must provide such notice no earlier than November 25, 2020 and no later than December 25, 2020. Any such notice and accompanying nomination materials must meet the requirements set forth in our bylaws, which are publicly available at http://investors.centerpointenergy.com/governance.

Annual Board Self-Assessment and Director Peer Evaluation

The Board of Directors conducts a self-assessment of its performance and effectiveness as well as that of the four standing committees on an annual basis. The purpose of the self-assessment is to track progress from year to year and to identify ways to enhance the Board’s and its Committees’ effectiveness. Further, the Board of Directors, as part of its self-assessment, evaluates management’s preparation for Board and Committee meetings and the content presented at such meetings. As part of the assessment, each director completes a written questionnaire developed by the Governance Committee to provide feedback on the effectiveness of the Board and its Committees.

Additionally, each director completes an individual evaluation for each of the other directors. The collective ratings and comments of the directors are compiled and presented by Mr. Pound, the chairman of the Governance Committee, or by Mr. Carroll, with respect to Mr. Pound’s evaluation, to the Governance Committee and the full Board for discussion and action in connection with the director nomination process.

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2020 Proxy Statement

Item 1: Election of Directors (continued)

Director Independence

The Board of Directors determined that Messrs. McLean, Nesbitt, Pound, Smith and Wareing* and Mses. Biddle and Rheney are independent within the meaning of the listing standards for general independence of the New York Stock Exchange.

Under the listing standards, a majority of our directors must be independent, and the Audit, Compensation and Governance Committees are each required to be composed solely of independent directors. The standards for audit committee and compensation committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of each of its standing committees meet the applicable independence requirements. The listing standards relating to general independence require an affirmative determination by the Board that the director has no material relationship with the listed company and contain a listing of several specific relationships that preclude independence.

As contemplated by New York Stock Exchange rules then in effect, the Board adopted categorical standards in 2004 to assist in making determinations of independence. Under the rules then in effect, relationships falling within the categorical standards were not required to be disclosed or separately discussed in the proxy statement in connection with the Board’s independence determinations.

The categorical standards cover two types of relationships. The first type involves relationships of the kind addressed in either:

•	the rules of the Securities and Exchange Commission requiring proxy statement disclosure of relationships and transactions; or

•	the New York Stock Exchange listing standards specifying relationships that preclude a determination of independence.

For those relationships, the categorical standards are met if the relationship neither requires disclosure nor precludes a determination of independence under either set of rules.

The second type of relationship is one involving charitable contributions by CenterPoint Energy to an organization in which a director is an executive officer. In that situation, the categorical standards are met if the contributions do not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years.

In making its subjective determination regarding the independence of Messrs. McLean, Nesbitt, Pound, Smith, and Wareing* and Mses. Biddle and Rheney, the Board reviewed and discussed additional information provided by the directors and the Company with regard to each director’s business and personal activities as they related to the Company and Company management. The Board considered the transactions in the context of the New York Stock Exchange’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees.

*	Mr. Wareing will continue to serve on the Board until the 2020 Annual Meeting.

Code of Ethics and Ethics and Compliance Code

We have a Code of Ethics for our Chief Executive Officer and Senior Financial Officers, which group consists of our Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller. We will post information regarding any amendments to, or waivers of, the provisions of this code applicable to these officers at the website location referred to below under “Website Availability of Documents.”

We also have an Ethics and Compliance Code applicable to all directors, officers and employees. This code addresses, among other things, issues required to be addressed by a code of business conduct and ethics under New York Stock

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Item 1: Election of Directors (continued)

Exchange listing standards. Any waivers of this code for executive officers or directors may be made only by the Board of Directors or a committee of the Board and must be promptly disclosed to shareholders.

In 2019, no waivers of our Code of Ethics or our Ethics and Compliance Code were granted.

Conflicts of Interest and Related-Party Transactions

The Governance Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons” under the applicable disclosure rules of the Securities and Exchange Commission.

Our Ethics and Compliance Code provides that all directors, executive officers and other employees should avoid actual conflicts of interest as well as the appearance of a conflict of interest, and our Code of Ethics for our Chief Executive Officer and Senior Financial Officers similarly obligates the employees covered by that Code of Ethics (our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Controller) to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Under our Ethics and Compliance Code, prior approval is required for any significant financial interest with suppliers, partners, subcontractors or competitors. Any questionable situation is required to be disclosed to the Legal Department or an employee’s direct manager.

Pursuant to our Corporate Governance Guidelines, the Governance Committee Charter and our Related-Party Transaction Approval Policy, the Board has delegated to the Governance Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving executive officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. The Company’s Corporate Governance Guidelines require that (i) each director shall promptly disclose to the Chairman any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters, and (ii) the Chairman shall promptly advise the Governance Committee of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself or herself from any discussions or decisions on any of these matters.

The Office of the Corporate Secretary periodically gathers information from directors and executive officers regarding matters involving potential conflicts of interest or related-party transactions and provides that information to the Governance Committee for review. Directors and executive officers are also required to inform the Company immediately of any changes in the information provided concerning related-party transactions in which the director or executive officer or other related person was, or is proposed to be, a participant. In accordance with our Related-Party Transaction Approval Policy, the standard applied in approving the transaction is whether the transaction is in the best interests of the Company and its shareholders.

There were no related-party transactions in 2019 that were required to be reported pursuant to the applicable disclosure rules of the Securities and Exchange Commission.

Majority Voting in Director Elections

Our bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, contested elections occur where, as of a date that is 14 days in advance of the date we file our definitive proxy statement with the Securities and Exchange Commission (regardless of whether or not thereafter revised or supplemented), the number of nominees exceeds the number of directors to be elected.

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Item 1: Election of Directors (continued)

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

Incumbent director nominees must submit irrevocable resignations that become effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next annual meeting of shareholders at which such nominee faces re-election and (2) the Board accepts such resignation;

Each director candidate who is not an incumbent director must agree to submit an irrevocable resignation upon election or appointment as a director;

Upon the failure of any nominee to receive the required vote, the Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;

The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our bylaws and our Corporate Governance Guidelines can be found on our website at http://investors.centerpointenergy.com/governance.

Board Leadership

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since the formation of the Company as a new holding company in 2002. The Board believes that the separation of the two roles continues to provide, at present, the best balance of these important responsibilities with the Chairman directing board operations and leading oversight of the Chief Executive Officer and management, and the Chief Executive Officer focusing on developing and implementing the Company’s board-approved strategic vision and managing its day-to-day business. The Board believes that separating the offices of Chairman of the Board and Chief Executive Officer, coupled with regular executive sessions with only independent directors present, helps strengthen the Board’s independent oversight of management and provides an opportunity for the Board members to have more direct input to management in shaping the organization and strategy of the Company. A presiding independent director (typically the chairman of the Governance Committee) leads the executive sessions. The presiding director provides the independent directors with a key means for communication and collaboration.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact the Company, and risk oversight is the responsibility of the full Board. Our Corporate Governance Guidelines specify that the Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Management is responsible for developing and implementing the Company’s program of enterprise risk management. A risk oversight committee, which is composed of senior executives from across the Company, monitors and oversees compliance with the Company’s risk control policy. An officer of the Company, who reports to the Chief Financial Officer, facilitates risk oversight committee meetings and provides daily risk assessment and control oversight for certain business activities, among other things. Members of executive management, in conjunction with the operational or functional management teams, also participate in ongoing risk assessments and risk mitigation planning.

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Item 1: Election of Directors (continued)

Throughout the year, the Board participates in reviews with management of the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. Board reviews include the following areas:

•	Safety;

•	Litigation and other legal matters;

•	Regulatory developments;

•	Environmental, social and governance matters;
•	Cybersecurity and data privacy;

•	Business operations, budget and policy;

•	Industry and economic developments; and

•	Integration.

In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on the following specific key areas of risk:

Committee	Risk Oversight Responsibilities
Audit	Accounting and financial matters, including compliance with legal and regulatory requirements, and financial reporting and internal controls systems
Compensation	Compensation policies and practices, and diversity and inclusion initiatives
Finance	Financial affairs of the Company and its subsidiaries, including the Company’s capital structure
Governance	Corporate governance, including Board structure, cybersecurity, environmental matters and sustainability

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing the Company’s compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company and has concluded that they do not create such risks as presently constituted.

Executive Succession Planning and Leadership Development

Our Board of Directors is actively engaged in succession planning for the position of Chief Executive Officer and other key executive positions. To assist the Board, our Executive Committee, consisting of our Chief Executive Officer and certain executive officers reporting directly to our Chief Executive Officer, meets on at least a quarterly basis to conduct talent reviews and discuss succession planning and leadership development, which are key corporate priorities for the Board and management. The results of these quarterly discussions are reviewed by, and discussed with, the Compensation Committee at least annually. Based on feedback from our Compensation Committee, our Chief Executive Officer provides the Board with an assessment of senior executive talent, including potential of such talent to succeed to the position of Chief Executive Officer or other key executive positions, readiness for succession and development opportunities.

In connection with the departure of the Company’s Chief Executive Officer and the appointment of John W. Somerhalder II as the Company’s Interim President and Chief Executive Officer in February 2020, the Board is conducting its selection process for a permanent Chief Executive Officer.

Director Attendance

Last year, the Board met eight times, and the standing committees met a total of 19 times. Each incumbent director attended more than 75% of the meetings of the Board of Directors and each of the committees on which he or she served.

Directors are expected to attend annual meetings of shareholders. All current directors attended the 2019 annual meeting of shareholders.

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Item 1: Election of Directors (continued)

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Carroll and Somerhalder* do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2019:

Director	Audit Committee	Compensation Committee	Finance Committee	Governance Committee
Leslie D. Biddle	✓		✓
Scott J. McLean	✓		✓
Martin H. Nesbitt		✓		✓
Theodore F. Pound		✓		Chair
Susan O. Rheney	✓		Chair
Phillip R. Smith	Chair; Financial Expert			✓
Peter S. Wareing		Chair	✓
Number of Meetings Held in 2019	6	4	5	4

*	Prior to his appointment in February 2020 to the position of Interim President and Chief Executive Officer of the Company, Mr. Somerhalder served on the Compensation and Governance Committees.

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•    the integrity of our financial statements;

•    the qualifications, independence and performance of our independent registered public accounting firm;

•    the performance of our internal audit function; and

•    compliance with legal and regulatory requirements and our systems of disclosure controls and internal controls.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent registered public accounting firm and to approve all audit engagement fees and terms. Please refer to “Report of the Audit Committee” for further details.

The Board of Directors has determined that Mr. Smith, the Chairman of our Audit Committee, is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to:

•    oversee compensation for our senior executive officers, including salary and short-term and long-term incentive awards;

•    administer incentive compensation plans;

•    evaluate our Chief Executive Officer’s performance;

•    review management succession planning and development;

•    review and monitor the Company’s diversity and inclusion practices; and

•    select, retain and oversee the Company’s compensation consultant.

For information concerning policies and procedures relating to the consideration and determination of executive compensation, including the role of the Compensation Committee and its report concerning Compensation Discussion and Analysis, see “Compensation Discussion and Analysis” and “Report of the Compensation Committee,” respectively.

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Item 1: Election of Directors (continued)

FINANCE COMMITTEE

The primary responsibilities of the Finance Committee are to assist the Board in fulfilling its oversight responsibility for:

•    reviewing management’s recommendations regarding capital structure objectives, parameters and forecasts, including liquidity, short-term and long-term financial requirements, credit exposures, target credit ratings and related financial risk;

•    reviewing management’s recommendations regarding the financing plan, proposed financing transactions and use of derivatives and, following such review, making recommendations to the Board, as appropriate;

•    approving pricing and other terms and conditions relevant to specific transactions in the capital markets and other financing transactions, if authorized by the Board, or recommend that the Board authorize management to determine such terms and conditions;

•    authorizing share repurchases, new series of preferred or preference stock and exchange offers, if authorized by the Board;

•    reviewing and recommending for approval by the Board the declaration of dividends, including the amount and record date of dividends;

•    reviewing the Company’s risk transfer strategies; and

•    reviewing and approving the Company’s short-term investment policy.

GOVERNANCE COMMITTEE

The primary responsibilities of the Governance Committee are to:

•    identify, evaluate and recommend, for the approval of the entire Board of Directors, potential nominees for election to the Board;

•    recommend membership on standing committees of the Board;

•    address and resolve any issues with respect to related-party transactions and conflicts of interest involving our executive officers, directors or other “related persons”;

•    review the independence of each Board member and make recommendations to the Board regarding director independence;

•    oversee annual evaluations of the Board and its standing committees, including individual director evaluations;

•    review any shareholder proposals submitted for inclusion in our proxy statement and make recommendations to the Board regarding the Company’s response;

•    review and recommend fee levels and other elements of compensation for non-employee directors;

•    evaluate whether to accept a conditional resignation of an incumbent director who does not receive a majority vote in favor of election in an uncontested election;

•    periodically review the Company’s programs, practices, initiatives and strategies relating to environmental and sustainability matters and cybersecurity; and

•    establish, periodically review and recommend to the Board any changes to our Corporate Governance Guidelines.

For information concerning policies and procedures relating to the consideration and determination of compensation of our directors, including the role of the Governance Committee, see “Compensation of Directors.”

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Item 1: Election of Directors (continued)

Executive Sessions of the Board

Our Corporate Governance Guidelines provide that the members of the Board of Directors who are not officers of CenterPoint Energy will hold regular executive sessions without management participation. If at any time the non-management directors include one or more directors who do not meet the listing standards of the New York Stock Exchange for general independence, the Board must hold an executive session at least once each year including only the non-management directors who are also independent. An executive session of independent directors is currently scheduled in conjunction with each regular meeting of the Board of Directors. Currently, the Governance Committee Chairman (Mr. Pound) presides at these sessions.

Shareholder Engagement and Communications with Directors

The Company believes that good governance practices include maintaining a consistent and transparent dialogue throughout the year with our shareholders, which helps contribute to the Company’s long-term success. Accordingly, our senior management, investor relations team and corporate governance team contacted shareholders representing a majority of our outstanding shares of common stock during 2019. With those shareholders and institutional investors who accepted our offer to engage, we discussed a range of topics, including corporate governance issues, business strategy, industry developments, climate change, executive compensation practices and proxy statement disclosure.

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

CenterPoint Energy’s Annual Report on Form 10-K, Corporate Governance Guidelines, the charters of the Audit Committee, Compensation Committee, Finance Committee and Governance Committee, the Code of Ethics and the Ethics and Compliance Code can be found on our website at http://investors.centerpointenergy.com/governance. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Compensation of Directors

The Governance Committee of the Board oversees fee levels and other elements of compensation for CenterPoint Energy’s non-employee directors. The Governance Committee evaluates on an annual basis the non-employee director compensation program with a view to approximate CenterPoint Energy’s peer group median and align non-employee director compensation with our shareholders’ interests. This evaluation considers the significant time expended and background, experience and skill levels required to fulfill the duties of a non-employee director. The Governance Committee’s independent compensation consultant annually benchmarks and evaluates the competitiveness of CenterPoint Energy’s non-employee directors’ compensation program, including a comparison of the compensation components to that of peer companies. Based on the Governance Committee’s recommendations, the Board of Directors then determines the final compensation for all non-employee directors each year.

Directors receive a cash retainer and are eligible to receive annual grants of our common stock under the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended. Directors no longer receive meeting fees, and participation in a plan providing split-dollar life insurance coverage has been discontinued for directors commencing service after 2000.

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Item 1: Election of Directors (continued)

Stock ownership guidelines for non-employee directors were originally adopted in February 2011. Under the current guidelines, each non-employee director is required to own shares of CenterPoint Energy common stock with a value equal to at least five times the director’s regular annual cash retainer. New directors are required to attain the specified level of ownership within five years of joining the Board.

Retainer Fees

Retainers are paid to our non-employee directors on a quarterly basis in arrears. Our non-employee directors receive an annual retainer of $110,000. The Chairmen of the Audit and Compensation Committees each receive a supplemental annual retainer of $20,000 for service as committee chairmen. The Chairmen of the Finance and Governance Committees each receive a supplemental annual retainer of $15,000 for service as committee chairmen. Fees earned or paid in 2019 are set forth in the Fees Earned or Paid in Cash column of the Director Compensation Table.

Stock Plan for Outside Directors

Each non-employee director serving as of May 1, 2019 was granted an annual stock award under our Stock Plan for Outside Directors in 2019. The cash value of these awards, as of the grant date, is set annually by the Board. The number of shares awarded is then determined by dividing the cash value by the fair market value of the common stock on the grant date. In 2019, for each non-employee director serving as of May 1, 2019, the Board determined a cash value for the stock award, as of the grant date, of $150,000, resulting in a stock award to each non-employee director of 4,873 shares of common stock. The annual stock awards granted under our Stock Plan for Outside Directors are immediately fully vested upon grant.

In addition to the annual grant, our Stock Plan for Outside Directors provides that a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the date of the grant, set by the Board. Any such awards granted are immediately fully vested; however, no awards have been made under the provision allowing one-time initial grants.

Deferred Compensation Plan

We maintain a deferred compensation plan that permits directors to elect each year to defer all or part of their annual retainer and supplemental annual retainer for committee chairmanship. Interest accrues on deferrals at a rate, adjusted annually, equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent. Directors participating in this plan may elect at the time of deferral to receive distributions of their deferred compensation and interest in three ways:

An early distribution of either 50% or 100% of their deferrals for the year in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 70);

A lump sum distribution payable in the year after the year in which they reach their normal retirement date or leave the Board of Directors, whichever is later; or

In 15 annual installments beginning on the first of the month coincident with or next following their normal retirement date or upon leaving the Board of Directors, whichever is later.

The deferred compensation plan is a nonqualified, unfunded plan, and the directors are general, unsecured creditors of CenterPoint Energy with respect to their plan benefits. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under the plan. Refer to “Rabbi Trust” under “Executive Compensation Tables—Potential Payments upon Change in Control or Termination” for funding of the deferred compensation plan upon a change in control.

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Item 1: Election of Directors (continued)

The amounts deferred by directors in 2019 are described in footnote (1) to the Director Compensation Table. The above market earnings are reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Director Compensation Table.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2019, as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Compensation of Directors” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	Total ($)
Leslie D. Biddle	106,840	149,991	—	256,831
Scott J. McLean	106,840	149,991	—	256,831
Martin H. Nesbitt	106,840	149,991	—	256,831
Theodore F. Pound	121,840	149,991	—	271,831
Susan O. Rheney	121,840	149,991	—	271,831
Phillip R. Smith	126,840	149,991	—	276,831
John W. Somerhalder II(4)	106,840	149,991	6,514	263,345
Peter S. Wareing	126,840	149,991	41,663	318,494

(1)

Includes annual retainer and chairmen retainers for each director as more fully explained under “—Compensation of Directors—Retainer Fees.” Messrs. Somerhalder and Wareing elected to defer their annual retainers and any applicable committee chairman fees during 2019.

(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718: Compensation—Stock Compensation (FASB ASC Topic 718). For purposes of the table above, the effects of estimated forfeitures are excluded.

Each non-employee director then in office as of May 1, 2019 received an annual value-based stock award under our Stock Plan for Outside Directors in 2019. Upon the recommendation of the Governance Committee, the Board determined a cash value for each award, as of the grant date, of $150,000, resulting in a stock award of 4,873 shares of common stock for each non-employee director. The grant date fair value of the awards, based on the market price of our common stock on the New York Stock Exchange Composite Tape on that date, was $30.78 per share. No stock awards under our Stock Plan for Outside Directors were outstanding at December 31, 2019.

(3)	In 2019, Messrs. Somerhalder and Wareing accrued above-market earnings on their deferred compensation account balances of $6,514 and $41,663, respectively.

(4)	Reported amounts in the table represent fees earned by Mr. Somerhalder during his capacity as an independent director of the Company.

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STOCK OWNERSHIP

The following table shows stock ownership of known beneficial owners of more than 5% of CenterPoint Energy’s common stock, each director or nominee for director, the Interim Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our executive officers and directors as a group. Information for the executive officers and directors is given as of February 28, 2020 except as otherwise indicated. The directors and officers, individually and as a group, beneficially own less than 1% of CenterPoint Energy’s outstanding common stock. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

Name(1)	Number of Shares of CenterPoint Energy Common Stock
The Vanguard Group, Inc.	59,618,764	(2)
100 Vanguard Blvd.
Malvern, Pennsylvania 19355
BlackRock, Inc.	45,270,508	(3)
55 East 52nd Street
New York, New York 10055
State Street Corporation	28,715,081	(4)
One Lincoln Street
Boston, Massachusetts 02111
T. Rowe Price Associates, Inc.	28,015,225	(5)
100 E. Pratt Street
Baltimore, MD 21202
Leslie D. Biddle	9,983
Tracy B. Bridge	165,570	(6)
Milton Carroll	60,387
Scott E. Doyle	41,156	(6)
Xia Liu	0
Scott J. McLean	25,942
Martin H. Nesbitt	9,983
Theodore F. Pound	30,815
Scott M. Prochazka	139,386	(6)
Susan O. Rheney	56,815
Phillip R. Smith	35,315
William D. Rogers	93,311
John W. Somerhalder II	23,181
Peter S. Wareing	146,815	(7)
All executive officers and directors as a group (16 persons)	641,400	(8)

(1)	Unless otherwise indicated, the address of each beneficial owner is c/o CenterPoint Energy, Inc., 1111 Louisiana Street, Houston, Texas 77002.

(2)

This information is as of December 31, 2019 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2020 by The Vanguard Group, Inc. This represents 11.89% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 873,528 shares of common stock, shared voting power for 256,642 shares of common stock, sole dispositive power for 58,665,026 shares of common stock and shared dispositive power for 953,738 shares of common stock.

(3)

This information is as of December 31, 2019 and is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2020 by BlackRock, Inc. This represents 9% of the outstanding common stock of CenterPoint Energy. The Schedule 13G/A reports sole voting power for 40,071,389 shares of common stock, no shared voting power for shares of common stock, sole dispositive power for 45,270,508 shares of common stock and no shared dispositive power for shares of common stock.

(4)

This information is as of December 31, 2019 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2020 by State Street Corporation. This represents 5.73% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 24,278,442 shares of common stock, no sole dispositive power for shares of common stock and shared dispositive power for 28,675,076 shares of common stock.

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Stock Ownership (continued)

(5)

This information is as of December 31, 2019 and is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2020 by T. Rowe Price Associates, Inc. This represents 5.5% of the outstanding common stock of CenterPoint Energy. The Schedule 13G reports no sole voting power for shares of common stock, shared voting power for 12,473,160 shares of common stock, no sole dispositive power for shares of common stock and shared dispositive power for 27,962,405 shares of common stock.

(6)

Includes shares of CenterPoint Energy common stock held under CenterPoint Energy’s savings plan, for which the participant has sole voting power (subject to such power being exercised by the plan’s trustee in the same proportion as directed shares in the savings plan are voted in the event the participant does not exercise voting power).

(7)	Includes shares held in trust for benefit of spouse, as to which Mr. Wareing disclaims beneficial interest.

(8)	Does not include Messrs. Bridge, Prochazka and Rogers, who are no longer with the Company.

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2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis as well as the information provided under the “Executive Compensation Tables” section contains information regarding measures applicable to performance-based compensation and targets and other achievement levels associated with these measures. CenterPoint Energy cautions investors not to regard this information, to the extent it may relate to future periods or dates, as forecasts, projections or other guidance. The reasons for this caution include the following: The information regarding performance objectives and associated achievement levels was formulated as of earlier dates and does not take into account subsequent developments. The objectives may include adjustments from, or otherwise may not be comparable to, financial and operating measures that are publicly disclosed and may be considered of significance to investors. Some achievement levels, such as those relating to incentives for exceptional performance, may be based on assumptions that differ from actual results.

Executive Summary

Overview. In this section, we describe and discuss our executive compensation program, including the objectives and elements of compensation, as well as recommendations and determinations made by the Compensation Committee of the Board of Directors regarding the compensation of our named executive officers.

Our named executive officers for 2019 are:

Scott M. Prochazka	Xia Liu	Tracy B. Bridge	Milton Carroll	Scott E. Doyle	William D. Rogers
Former President, Chief Executive Officer & Director*	Executive Vice President & Chief Financial Officer	Retired Executive Vice President & President, Electric Division*	Executive Chairman	Executive Vice President, Natural Gas Distribution	Retired Executive Vice President & Chief Financial Officer*

*

Mr. Prochazka resigned from his position as President, Chief Executive Officer and Director on February 19, 2020. Mr. Bridge retired from his position as Executive Vice President and President, Electric Division on February 25, 2020. Mr. Rogers retired from his position as Executive Vice President and Chief Financial Officer on March 8, 2019.

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Compensation Discussion and Analysis (continued)

In this proxy statement, we refer to Scott M. Prochazka, Xia Liu, Tracy B. Bridge, Scott E. Doyle and, for periods prior to his retirement on March 8, 2019, William D. Rogers as our “senior executive officers.” We also describe and discuss the compensation of our Executive Chairman, Milton Carroll. We refer to our Executive Chairman and our senior executive officers collectively as our “named executive officers” in this proxy statement.

Our executive compensation program is designed to achieve the objectives as set forth below:

RECRUIT AND RETAIN TALENT	A key objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation.

PAY FOR PERFORMANCE

We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Accordingly, while compensation targets will to a large extent reflect the market, actual compensation will reflect our attainment of (or failure to attain) specified financial and operational performance objectives.

ALIGN INTERESTS OF EXECUTIVES WITH SHAREHOLDERS

We believe compensation programs can drive our employees’ behavior. We try to design our executive compensation program to align compensation with current and desired corporate performance and shareholder interests by providing a significant portion of total compensation in the form of stock-based incentives and requiring target levels of stock ownership.

Pay For Performance

The guiding principle of our compensation philosophy is that the interests of executives and shareholders should be aligned and that pay should be based on performance. Our program provides upside and downside potential, depending on actual results, as compared to predetermined measures of success.

A significant portion of our named executive officers’ total direct compensation, which includes base salary in addition to the short-term and long-term incentive components, as applicable, is conditioned upon achieving results that are key to our long-term success and increasing shareholder value.

As illustrated below, the variable and equity-based components of our compensation program are a short-term incentive annual cash bonus plan and a long-term incentive three-year equity-based compensation plan, consisting of performance share units and restricted stock units. Actual payout of the short-term incentive is dependent on corporate, operational and individual performance and the payout of the performance share unit component of the long-term incentive is dependent on corporate performance. Under our long-term incentive plan, in 2019, performance is measured on financial metrics, including total shareholder return and three-year cumulative net income.

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Compensation Discussion and Analysis (continued)

The following graphics reflect the components of the target total direct compensation opportunities provided to our named executive officers.

TARGET COMPENSATION MIX AS OF DECEMBER 31, 2019

(consisting of base salary, short-term incentives and long-term incentives)

*The graphic represents the average size of each component as a percentage of each named executive officer’s (other than the former Chief Executive Officer’s and retired Chief Financial Officer’s) target total direct compensation opportunities.

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Compensation Discussion and Analysis (continued)

Align Interests of Named Executive Officers with Shareholders

The following are key features of our executive compensation program, which we believe align the interests of management with those of our shareholders.

	What We Do		What We Don’t Do
✓

At Risk Compensation. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the named executive officers will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the executive accomplish goals established by the Compensation Committee.

		×	Employment Agreements. We do not maintain executive employment agreements with any of our named executive officers, and our named executive officers are not entitled to guaranteed severance payments upon a termination of employment except pursuant to our change in control plan.
✓

Stock Ownership Guidelines. We have established executive stock ownership guidelines applicable to all of our officers, including our Executive Chairman, to appropriately align the interests of our officers with our shareholders’ interests.

		×	Excise Tax Gross Up Payments. Our change in control plan does not provide for excise tax gross up payments.
✓

Recoupment of Payments. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

×

Hedging of CenterPoint Energy Stock. As part of our insider trading policy, we have a policy prohibiting all of our officers and directors from hedging the risk of stock ownership by purchasing, selling or writing options on CenterPoint Energy securities or engaging in transactions in other third-party derivative securities with respect to CenterPoint Energy stock.

✓

“Double Trigger” Provisions for Change in Control Plan and Equity Awards. Our change in control plan includes a “double trigger,” whereby the executive is eligible for benefits only if employment is terminated under certain circumstances within a set period before or after a change in control. The form of equity award agreements under our long-term incentive plan also include similar “double trigger” change in control provisions. For further discussion, refer to “Executive Compensation Tables—Potential Payments upon Change in Control or Termination.”

		×	Excessive Perquisites. Perquisites are not a principal element of our executive compensation program, and we have not historically paid significant perquisites. Perquisites paid in 2019 are described in footnote (6)(a) to the Summary Compensation Table for 2019.
✓

Pro Forma Tally Sheets. We prepare and review with the members of the Compensation Committee pro forma tally sheets as of December 31 for each of our named executive officers to show how various compensation and benefit amounts are interrelated and to help the Compensation Committee better understand the impact of its compensation decisions before they are finalized.

×

Guaranteed Bonuses or Stock Options for Senior Executives. As part of our pay for performance philosophy to align compensation with individual and company performance, we do not guarantee bonus payments to our senior executive officers. Further, we have not granted stock options since the mid-2000s.

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Compensation Discussion and Analysis (continued)

Other features of our executive compensation program include the following:

COMPENSATION COMMITTEE REVIEW	The compensation of our named executive officers is reviewed and established annually by the Compensation Committee, consisting entirely of independent directors.

COMPENSATION CONSULTANT

To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on senior executive compensation matters and compensation for our Executive Chairman. The compensation consultant also provides advice to the Governance Committee with respect to director compensation.

EXECUTIVE CHAIRMAN

The compensation arrangements for our Executive Chairman approved by the Compensation Committee consist of a base salary and equity awards under our long-term incentive plan intended to appropriately compensate him for his service as Executive Chairman. Because our Executive Chairman’s compensation is designed to align his incentives with our Company’s performance and the long-term interests of our shareholders, he is not eligible to participate in our short-term incentive plan.

MARKET MEDIAN PAY	We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness.

PAY FOR PERFORMANCE	Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance.

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Compensation Discussion and Analysis (continued)

Our 2019 Executive Compensation Program

The overall objectives and structure of our executive compensation program for our senior executive officers remained largely unchanged in 2019 as compared to 2018. In February 2019, the Compensation Committee reviewed the base salary and short-term and long-term incentive targets, as applicable, for each of our named executive officers, with the exception of Ms. Liu, who was appointed to her position in April 2019, and determined their respective base salaries and short-term and long-term incentive targets, as applicable, to provide each officer a competitive total direct compensation opportunity in line with the Company’s philosophy of targeting the market median for these elements of compensation as shown below.

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Scott M. Prochazka	Increase of $63,000 to $1,323,000	115% of base salary (no change)	450% of base salary (increase from 435%)
Xia Liu	$550,000	75% of base salary	190% of base salary
Tracy B. Bridge	Increase of $20,000 to $560,000	75% of base salary (no change)	170% of base salary (no change)
Milton Carroll	Increase of $50,000 to $760,000	Not eligible	325% of base salary (increase from 300%)
Scott E. Doyle	$450,000	65% of base salary	150% of base salary
William D. Rogers*	$595,000 (no change)	75% of base salary (no change)	200% of base salary (no change)

*	Retired effective March 8, 2019

On March 8, 2019, Mr. Rogers retired from the Company and in connection with his retirement, the Compensation Committee approved a special lump-sum cash payment to Mr. Rogers of $360,000. Effective April 22, 2019, Ms. Liu was appointed as Executive Vice President and Chief Financial Officer, and the Compensation Committee determined her base salary and short-term and long-term incentive targets as shown in the table above. In addition, the Compensation Committee approved for Ms. Liu a sign-on cash bonus of $100,000 and a sign-on equity incentive award of 25,000 restricted stock units, 12,500 of which vest on the first anniversary of the grant date and the remaining 12,500 of which vest on the second anniversary of the grant date.

Prior to conducting its 2019 analysis, the Compensation Committee asked Meridian Compensation Partners, LLC (“Meridian”), the Committee’s independent executive compensation consultant, to review the 2018 peer group. Meridian compared the 2018 peer group to CenterPoint Energy based on key financial and other metrics. In consideration of Meridian’s recommendations, the Compensation Committee approved (i) the removal of two companies (SCANA Corporation and OGE Energy Corp.) from the 2019 peer group and (ii) the addition of two companies (Public Service Enterprise Group Incorporated and Evergy, Inc.) to the 2019 peer group. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data. See “—Role of the Compensation Committee—Decisions Made by the Compensation Committee” for additional information about the peer group.

Impact of Our Performance on 2019 Short-term Incentive Compensation and Vesting of 2017 Performance Share Unit Grants. We reported income available to common shareholders of $674 million, or $1.33 per diluted share, for 2019. Our utility operations, viewed as the principal driver behind our overall financial performance, delivered solid results in 2019. CenterPoint Energy’s “core operating income,” which is a primary performance objective used under our executive compensation program for determining payouts under short-term incentive compensation awards, was $1,217 million in 2019, which exceeded the target amount under our 2019 short-term incentive plan by $8 million. CenterPoint Energy’s core operating income is determined by adjusting reported operating income to remove the effect of specified items, either positive or negative, to reflect what we consider to be our core operational business performance in the period being measured. For more information regarding the determination of core operating income, please refer to “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

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Compensation Discussion and Analysis (continued)

Our short-term incentive plan provides an annual cash award based on the achievement of annual performance objectives specified for each of our senior executive officers, including specific objectives relating to core operating income, consolidated diluted earnings per share, controlling expenditures and other non-financial operational performance objectives.

Performance Objectives	Weightings of Performance Objectives
Overall Company Core Operating Income	35%
Consolidated Diluted Earnings Per Share	20%
Overall Company Operations and Maintenance Expenditures	20%
Vectren Energy Efficiency and Equivalent Forced Outage Rate Composite	5%
Customer Satisfaction Composite	10%
Safety Composite	10%
Total Weightings	100%

Based on our level of achievement of the 2019 performance objectives at 120% and an assessment of each individual’s performance by the Compensation Committee, the 2019 short-term incentive awards for our senior executive officers, expressed as a percentage of their individual target awards, were as follows:

Name	2019 Short-term Incentive Achievement (as a Percentage of Target)
Xia Liu(1)	182%
Tracy B. Bridge(2)	110%
Scott E. Doyle(3)	125%

(1)

Ms. Liu’s 2019 short-term incentive award payment amount was based on her full annual base salary of $550,000 in accordance with the terms of her employment, but the percentage shown in the above table is expressed as a percentage of her target award based on the amount of actual eligible pay received in 2019 since her appointment effective April 22, 2019. If instead expressed as a percentage of her target award based on her full annual base salary, Ms. Liu’s 2019 short-term incentive award achievement percentage would have been 126%. The Compensation Committee used its discretion to apply an upward adjustment to Ms. Liu’s award to 126% due to her leadership of the Company’s finance organization following the merger with Vectren Corporation (“Vectren”), including her efforts related to the repositioning of the Company’s portfolio.

(2)	The Compensation Committee used its discretion to apply a downward adjustment to Mr. Bridge’s award due to the 2019 financial impact of the recent Houston Electric rate case settlement.

(3)

The Compensation Committee used its discretion to provide Mr. Doyle with an upward adjustment to his award in light of his contributions related to the integration of the Company’s and Vectren’s natural gas utility businesses acquired in the recent merger, positive natural gas utility regulatory outcomes and overall financial performance of the natural gas utilities in 2019.

Mr. Carroll was not eligible to participate in, and did not receive a payment under, our short-term incentive plan for 2019. Mr. Prochazka resigned from the Company on February 19, 2020 and Mr. Rogers retired from the Company on March 8, 2019, in each case prior to becoming “retirement eligible” (age 55 or greater with at least five years of service) and, therefore, they were not eligible for, and did not receive payment of, any award under the short-term incentive plan for 2019. For further information related to Mr. Prochazka’s payments in connection with his resignation, see “—Actions Taken Regarding 2020 Executive Compensation Program” below. Please refer to “Executive Compensation Tables—Non-Equity Incentive Plan Awards” for information regarding the specified performance objectives and our actual achievement levels during 2019.

In February 2017, we granted performance share unit awards to Messrs. Prochazka, Bridge, Carroll and Doyle under our long-term incentive plan. The awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective to be measured over the three-year performance cycle of 2017 through 2019. The first performance objective was based on total shareholder return as compared to that of other publicly traded companies in our total-shareholder-return peer group (see “—Elements of Compensation—Long-Term Incentives”) and the second was based on achieving a cumulative operating income goal. Based on our performance over the three-year cycle, the 2017 performance share unit awards vested based on an achievement level of 0% and 148%, respectively. Please refer to “Executive Compensation Tables—Option Exercises and Stock Vested for Fiscal Year 2019” for information regarding the number of gross shares distributed and the total value realized on vesting.

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Actions Taken Regarding 2020 Executive Compensation Program

Consistent with our compensation philosophy of targeting the market median (50th percentile) of our peers for each major element of compensation, in February 2020, the Compensation Committee considered competitive market data provided by Meridian and made the following adjustments for each of the named executive officers to provide each officer with a more fully competitive total direct compensation opportunity:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Xia Liu	$620,000 (increase from $550,000)	75% of base salary (no change)	225% of base salary (increase from 190%)
Milton Carroll	$820,000 (increase from $760,000)	Not eligible	325% of base salary (no change)
Scott E. Doyle	$500,000 (increase from $450,000)	65% of base salary (no change)	170% of base salary (increase from 150%)

On February 24, 2020, the Compensation Committee elected to pay Mr. Bridge pursuant to the Enhanced Retirement provisions under the applicable equity award agreements under CenterPoint Energy’s long-term incentive plan in connection with his retirement from the Company effective as of February 25, 2020, whereby his outstanding awards will fully vest, subject, in the case of performance share unit awards, to the achievement of the relevant performance metrics in accordance with the terms of the awards. Please refer to “—Elements of Compensation—Long-Term Incentives” for additional information regarding application of the Enhanced Retirement provisions under the Company’s long-term incentive plan.

On February 26, 2020, the Compensation Committee approved certain compensation arrangements for Milton Carroll, Executive Chairman of CenterPoint Energy, as a result of his increased responsibilities in connection with Mr. Prochazka’s resignation. Specifically, his increased responsibilities include facilitating the identification, selection and transition of a new President and Chief Executive Officer of CenterPoint Energy. In addition to his base salary and long-term incentive compensation, the Compensation Committee approved for Mr. Carroll (i) a fully-vested equity award with a value at grant equal to $1,500,000, to be granted upon the appointment of a new President and Chief Executive Officer of CenterPoint Energy, with one-third of the underlying shares to be paid upon the grant date, one-third to be paid upon the first anniversary of the grant date, and the remaining one-third to be paid on the second anniversary of the grant date; provided, however, if Mr. Carroll earlier separates from CenterPoint Energy such that he is neither an employee nor director, any remaining unpaid shares under the award will be payable upon his separation, and (ii) a $500,000 cash bonus for services rendered in 2019 in connection with CenterPoint Energy’s strategic initiatives.

In connection with the departure of Mr. Prochazka from the Company on February 19, 2020, the Company entered into a separation and release agreement between the Company and Mr. Prochazka (the “Separation Agreement”), dated March 6, 2020, specifying the terms of Mr. Prochazka’s termination of service with the Company. Under the terms of the Separation Agreement, in exchange for executing a release of claims against the Company, Mr. Prochazka will receive (i) a lump-sum cash payment of $7,348,584, (ii) full vesting of his outstanding 2017, 2018 and 2019 stock awards, including dividend equivalents, of 54,115 shares payable in 2020, 61,515 shares payable in 2021 and 57,227 shares payable in 2022, respectively, and (iii) continued vesting of his 2018 and 2019 performance share unit awards, including dividend equivalents, of 143,535 target shares payable in 2021 and 133,529 target shares payable in 2022, respectively, in each case, subject to the achievement of the relevant performance metrics in accordance with the terms of the awards. Additionally, Mr. Prochazka is eligible for 18 months of COBRA at active employee rates, and, until December 31, 2020, he will continue to receive financial planning services, which are available to the Company’s senior executive officers.

On March 4, 2020, in connection with the appointment of John W. Somerhalder II to the position of Interim President and Chief Executive Officer of the Company effective February 19, 2020, the Compensation Committee approved the following compensation arrangements for Mr. Somerhalder: (i) an annualized base salary of $1,000,000; (ii) an annualized target cash incentive of $1,000,000, payable pro-rata at the end of his term as Interim President and

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Compensation Discussion and Analysis (continued)

Chief Executive Officer, the payout of which is subject to the Compensation Committee’s discretion; and (iii) a fully-vested stock award of up to four quarterly grants with a value at each grant date equal to $1,375,000 beginning in March until the end of his term as Interim President and Chief Executive Officer, with the underlying shares to be paid ratably over three years; provided, however, if Mr. Somerhalder earlier separates from the Company such that he is neither an employee nor director, any remaining unpaid shares under the award will be payable upon his separation. Further, Mr. Somerhalder does not participate in the Company’s Change in Control Plan, as amended and restated effective May 1, 2017. Unless otherwise specified, these compensation arrangements were made retroactive to February 19, 2020, the effective date of Mr. Somerhalder’s appointment as Interim President and Chief Executive Officer of the Company.

In February 2020, the Compensation Committee also reviewed and approved the long-term incentive compensation awards to be made to our executives in 2020, including allocations between performance share units and stock awards, as well as the performance goals that would determine the payout opportunities under the planned awards.

The Compensation Committee made no other changes to the compensation arrangements for the named executive officers.

For more information regarding the actions taken by our Compensation Committee with respect to our 2020 Executive Compensation Program, please see below under “2020 Executive Compensation Program.”

Shareholder Advisory “Say-on-Pay” Vote

At the meeting, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our shareholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at the meeting will not be binding upon CenterPoint Energy or the Board of Directors. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Advisory Vote on Executive Compensation (Item 3).”

The advisory vote on executive compensation at the meeting will be our tenth “say-on-pay” vote. We conducted our ninth say-on-pay vote at our 2019 annual meeting of shareholders at which an advisory resolution approving the compensation of our named executive officers, as disclosed in the proxy statement for our 2019 annual meeting of shareholders, was approved by approximately 93.5% of the shares of our common stock that were voted either for or against the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Compensation Committee has not made any significant changes to our overall executive compensation program as a result of the vote.

At our 2017 annual meeting of shareholders, we conducted an advisory vote on the frequency of future shareholder advisory votes on executive compensation, at which the Board of Directors recommended that our shareholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2017 annual meeting of shareholders, the shares of our common stock that voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) were as follows:

2017 Annual Meeting Results on the Frequency of Future Shareholder Advisory Votes on Executive Compensation
Annually	Every Two Years	Every Three Years
86.8%	0.5%	12.7%

Consistent with the results of both the 2011 and 2017 advisory votes, we will continue to hold future say-on-pay votes annually until we next hold an advisory vote on the frequency of say-on-pay votes in 2023 as required under Securities and Exchange Commission rules.

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Compensation Discussion and Analysis (continued)

Objective and Design of Executive Compensation Program

Recruit and Retain Talent. We strive to provide compensation that is competitive, both in total level and in individual components, with the companies we believe are our peers and other likely competitors for executive talent. By competitive, we mean that total compensation and each element of compensation corresponds to a market-determined range. We target the market median (50th percentile) for each major element of compensation because we believe the market median is a generally accepted benchmark of external competitiveness. We believe this level of compensation is normally sufficient to attract executive talent to CenterPoint Energy and also makes it less likely that executive talent will be lured away by higher compensation to perform a similar role with a similarly sized competitor.

To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a position against available data for similar positions in other companies. We believe annual measurement is generally appropriate because the market is subject to variations over time as a result of changes within peer companies and the supply and demand for experienced executives. Once the market value for a position is determined, we compare the compensation levels of individual incumbents to these market values. The salary level and short-term and long-term incentive target percentages for our senior executive officers are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, tenure, internal equity and individual performance.

We maintain benefit programs for our employees, including our senior executive officers, with the objective of retaining their services. Our benefits reflect competitive practices at the time the benefit programs were implemented and, in some cases, reflect our desire to maintain similar benefits treatment for all employees in similar positions. To the extent possible, we structure these programs to deliver benefits in a manner that is tax efficient to both the recipient and CenterPoint Energy.

Pay for Performance; Align Interests of our Executives with our Shareholders. We also motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with our overall success. Actual compensation in a given year will vary based on our performance, and to a lesser extent, on qualitative appraisals of individual performance. We expect our senior executive officers to have a higher percentage of their total compensation at risk and therefore, we try to align each of our senior executive officers with the short-term and long-term performance objectives of CenterPoint Energy and with the interests of our shareholders. The size of at-risk compensation is expressed as a percentage of base salary.

Role of the Compensation Committee

The Compensation Committee of the Board of Directors oversees compensation for our named executive officers and other senior executives, including base salary and short-term and long-term incentive awards, as applicable. The Compensation Committee also administers incentive compensation plans, evaluates our Chief Executive Officer’s performance and reviews management succession planning and development. The Board of Directors has determined that the members of the Compensation Committee meet the applicable requirements for independence under the standards of the Securities and Exchange Commission and the New York Stock Exchange discussed under “Director Independence.”

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Compensation Discussion and Analysis (continued)

Decisions Made by the Compensation Committee. The Compensation Committee reviews each element of compensation annually to improve alignment with stated compensation objectives. As a result of its review, the Compensation Committee approves adjustments to base salary for our senior executive officers and reports these adjustments to the Board of Directors. In addition, the Compensation Committee may adjust short-term and long-term incentive target compensation levels for the senior executive officers to better align compensation with our market-based pay philosophy. In its review, the Compensation Committee also takes into consideration whether any incentive compensation target or performance objective could lead to a decision by an executive to take an inappropriate level of risk for the Company. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Compensation Committee’s own qualitative assessment of the executive’s performance. In making these determinations, the Compensation Committee also takes into account our Chief Executive Officer’s performance evaluations of and recommendations regarding such executive officers.

The Compensation Committee, together with Meridian, has conducted a compensation risk assessment, including review of performance metrics, pay mix, pay leverage, checks and balances, external market references and goal setting, and no areas of concern were identified in the assessment. The Compensation Committee considers the results of this assessment in developing and evaluating compensation program design.

Annually, the Compensation Committee directs its consultant to review the base salary and short-term and long-term incentive levels of our senior or named executive officers, as applicable. To ensure that our compensation programs are market-based, the compensation consultant analyzes and matches the position and responsibilities of each senior executive officer to proxy statement data from a peer group of utility companies and to published compensation surveys covering both the utility industry and general industry. We do not consider geographical differences to be a relevant factor since we recruit on a national basis.

Our 2019 Peer Group. For 2019, the peer group for proxy statement data consisted of the following 19 publicly traded utility companies:

Alliant Energy Corporation	Evergy, Inc.
Ameren Corporation	Eversource Energy
American Electric Power Company, Inc.	NiSource Inc.
Atmos Energy	PG&E Corporation
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.
Entergy Corporation

This peer group had median revenues and market capitalization comparable to CenterPoint Energy. This group of companies was identical to the group of companies used for measuring our relative total shareholder return under our 2019 long-term incentive compensation awards.

Prior to conducting its 2020 analysis, the Compensation Committee asked Meridian to review the 2019 peer group. Meridian compared the 2019 peer group to CenterPoint Energy based on key financial and other metrics and recommended the removal of one company (PG&E Corporation) from the existing peer group for the Company.

The Compensation Committee evaluated and approved this peer group change. Factors considered by Meridian include our current peer group membership, companies within comparable Global Industry Classification Standard sectors, comparable business mix, complexity, companies who list CenterPoint Energy as a peer in their proxies, the peers that the current peer group list as comparables, companies listed in shareholder advisor reports regarding CenterPoint Energy and companies within a reasonable range of CenterPoint Energy relative to 12-month trailing

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Compensation Discussion and Analysis (continued)

revenue and current market capitalization. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Role of Consultant. To assist in carrying out its responsibilities, the Compensation Committee retains a consultant to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The Compensation Committee retained Meridian as its independent compensation consultant due in large part to its competitive market intelligence for executive pay and governance in the utilities and energy services industries. The consultant reports directly to the Compensation Committee, which preapproves the scope of work and the fees charged. The Compensation Committee or the Governance Committee may direct our compensation consultant to perform additional analyses or research related to compensation issues.

The Compensation Committee reviews and assesses the independence and performance of its compensation consultant in accordance with applicable Securities and Exchange Commission and New York Stock Exchange rules on an annual basis to confirm that the consultant is independent and meets all applicable regulatory requirements. In making this determination, the Compensation Committee reviewed information provided by its compensation consultant including the following factors:

•	the provision of other services to CenterPoint Energy by the compensation consultant;

•	the amount of fees received from CenterPoint Energy by the compensation consultant as a percentage of total revenue of the compensation consultant;

•	the policies and procedures of the compensation consultant that are designed to prevent conflicts of interest;

•

any business or personal relationship of the Compensation Committee’s advisor (i.e., the employees of the compensation consultant that work on the CenterPoint Energy team) with a member of the Compensation Committee;

•	any stock of CenterPoint Energy owned by the Compensation Committee’s advisor or the advisor’s immediate family members; and

•	any business or personal relationship of the Compensation Committee’s advisor or any other employee of the compensation consultant with an executive officer at CenterPoint Energy.

In particular, except for certain services provided to the Governance Committee of the type detailed above, with respect to director compensation, the Compensation Committee noted that Meridian provided no other services to CenterPoint Energy.

Role of Executive Officers

Of our senior executive officers, only our Chief Executive Officer has a role in determining executive compensation policies and programs. Our Chief Executive Officer works with business unit and functional leaders along with our internal compensation staff to provide information to the Compensation Committee to help ensure that all elements of compensation support our business strategy and goals. Our Chief Executive Officer reviews internally developed materials before they are furnished to the Compensation Committee.

Our Chief Executive Officer also periodically reviews and recommends specific Company performance metrics to be used in short-term and long-term incentive plans. Our Chief Executive Officer works with the various business units and functional departments to develop these metrics, which are then presented to the Compensation Committee for its consideration and approval.

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Compensation Discussion and Analysis (continued)

Our Chief Executive Officer reviews and recommends changes to the peer companies used for compensation purposes using internal analyses of revenue, market capitalization and comparable business mix (e.g., natural gas versus electric; regulated versus unregulated; generation versus transmission and distribution). These recommendations are reviewed by the Compensation Committee’s independent consultant and then presented to the Committee for its consideration and approval.

Within the parameters of the compensation policies established by the Compensation Committee, our Chief Executive Officer also makes preliminary recommendations for base salary adjustments and short-term and long-term incentive levels for the other senior executive officers. Our Chief Executive Officer also recommends payment amounts for the other executive officers’ short-term incentive plan awards. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to CenterPoint Energy, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

Elements of Compensation

Base Salary. Base salary is the foundation of total compensation. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provides an element of compensation that is not at risk to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities. The Compensation Committee generally seeks to position the base salary for our most senior executives near the 50th percentile of base salaries in the peer group and published compensation surveys.

Adjustments to base salary primarily reflect either changes or responses to changes in market data or increased experience and individual contribution of the employee. The typical date for making these adjustments is April 1; however, adjustments may occur at other times during the year to recognize new responsibilities or new data regarding the market value of the job being performed. Changes in base salary impact short-term and long-term incentive payouts, as well as some benefits. A newly named executive or an executive whose responsibilities have significantly increased may be moved to the market median (50th percentile) over several years.

Short-Term Incentives. Our short-term incentive plan provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for CenterPoint Energy as well as to recognize the employee’s performance during the year. The target award for each employee is expressed as a percentage of base salary earned during the year.

The Compensation Committee generally determines each senior executive officer’s short-term incentive target based on the competitive market data developed by its compensation consultant and recommendations from the Chief Executive Officer for officers other than himself.

The achievement of the corporate and business performance objectives generates a funding pool under the short-term incentive plan for the year. The Compensation Committee establishes and approves the specific performance objectives under the short-term incentive plan based on financial and operational factors determined to be critical to achieving our desired business plans and designed to reflect goals and objectives to be accomplished over a 12-month measurement period. As such, incentive opportunities under the plan are not impacted by compensation amounts

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Compensation Discussion and Analysis (continued)

earned in prior years. After the end of the year, the Compensation Committee compares the actual results to the pre-established performance objectives and certifies the extent to which the objectives are achieved for determining the funding pool under the plan.

The entirety of each individual award is subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance. In determining whether to exercise its discretion, the Compensation Committee may assess an individual executive’s contribution to the achievement of the performance objectives and any special circumstances and may also consider the input of our Chief Executive Officer on the amount to be awarded to each of the other senior executive officers. In addition, the Compensation Committee has discretion to pay awards that are not tied to performance objectives. This authority provides the Compensation Committee with the flexibility to provide awards for executive performance in connection with extraordinary circumstances or events. Any such amount is reported as a bonus instead of non-equity incentive plan compensation.

While the Tax Cuts and Jobs Act of 2017 has removed the potential for amounts paid as annual cash awards to qualify as performance-based compensation exempt from the deduction limitations of Section 162(m) (See “—Tax Considerations”), the Compensation Committee remains committed to paying annual cash awards based primarily on its judgments regarding the Company and individual performance during the year.

Because an important component of our business plan is successful financial performance, core operating income and consolidated diluted earnings per share were the primary performance objectives for 2019. The short-term incentive plan measures of core operating income and consolidated diluted earnings per share represent amounts reported under generally accepted accounting principles (GAAP) that are adjusted to reflect how we evaluate the Company’s fundamental business performance for the period being measured. The adjustments made to our reported operating income to arrive at our core operating income and to diluted earnings per share under GAAP to arrive at our consolidated diluted earnings per share are detailed under “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

For 2019, the performance objectives of our senior executive officers were based on our core operating income, consolidated diluted earnings per share and operational objectives, which include (i) controlling expenditures and (ii) non-financial operational performance objectives such as energy efficiency and equivalent forced outage rate, safety-related incident and participation rates and customer satisfaction measures relating to the services provided by CenterPoint Energy and its subsidiaries. These performance measures and operational objectives were determined to be appropriate given our senior executive officers’ responsibility with respect to the collective operating performance of all of CenterPoint Energy’s businesses as a whole.

Additional detail regarding specific performance objectives for our senior executive officers for 2019 and the specified threshold, target, maximum and exceptional achievement levels, and an example of the payout calculation are provided under “Executive Compensation Tables—Non-Equity Incentive Plan Awards.”

The scaling of the levels necessary to achieve threshold, target, maximum and exceptional performance is based on an assessment of expected business performance during the measurement period. Over a period of years, if we achieve expected business performance, the short-term incentive program should pay out at target levels. For a program to be motivational, there should be a high likelihood of achieving at least threshold performance in a given year.

Also, in a given year, to create additional incentive for exceptional performance, funding for short-term incentive goals related to core operating income, consolidated diluted earnings per share and controlling expenditures can reach 200% of target, but it is not expected that this level of funding would be triggered in most years.

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Compensation Discussion and Analysis (continued)

Effective beginning 2019, retirement-eligible participants (age 55 with five years of service) who terminate employment receive short-term incentive payments as follows:

Short-Term Incentive Payments for Retirement-Eligible Participants Who Terminate Employment
Terminates employment during the year after January 2

Receives a short-term incentive payment under the short-term incentive plan based on the target achievement of the applicable performance objectives, without regard to individual performance, and eligible earnings during the calendar year prior to the participant’s retirement date

Terminates employment after the end of the year but before payment of the short-term incentive for that year	Receive a short-term incentive payment, if any, based on the actual achievement of the applicable performance objectives, the participant’s individual performance and eligible earnings for the year

Prior to 2019, retirement-eligible participants who terminated employment after at least 90 days of service during the year received a short-term incentive payment, if any, under the short-term incentive plan based on the actual achievement of the applicable performance objectives and eligible earnings during the calendar year prior to the participant’s retirement date.

Long-Term Incentives. We provide a long-term incentive plan in which each of our named executive officers and certain other management-level employees participate. Our long-term incentive plan is designed to reward participants for sustained improvements in our financial performance and increases in the value of our common stock and dividends over an extended period.

The Compensation Committee authorizes grants annually at a regularly scheduled meeting during the first quarter of the year. Grants can be made from a variety of award types authorized under our long-term incentive plan. In recent years, we have emphasized performance-based stock unit awards.

We have also granted time-based restricted stock unit awards, which we sometimes refer to as “stock awards” in this proxy statement, which vest based on continued service over a three-year period. Over a period of years, if we achieve expected business performance, we expect that the long-term incentive plan should pay out at target levels.

We use a three-year performance period for grants under our long-term incentive plan because:

A three-to-five year period is a typical performance measurement period for this type of compensation element;

A three-year period encourages retention;

Three years is of sufficient duration so that high or low performance in one year should neither guarantee nor preclude a payout;

Three years’ duration helps assure participants that their performance will influence a payout during the measurement period; and

We have traditionally used a three-year period.

As a result of the three-year performance period, in any given year, our named executive officers generally have outstanding grants covering three concurrent periods.

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Compensation Discussion and Analysis (continued)

On February 19, 2019, the Compensation Committee authorized awards as shown in the columns captioned “Estimated Future Payouts Under Equity Incentive Plan Awards” in the Grants of Plan-Based Awards for Fiscal Year 2019 table. The awards shown for Ms. Liu were authorized by the Compensation Committee upon her appointment as Executive Vice President and Chief Financial Officer, effective April 22, 2019. The Compensation Committee set a target percentage of each named executive officer’s base salary that was consistent with our objective of targeting the market median compensation level as described above. Vesting and payout of the performance unit shares will be determined based on the level of achievement of each performance objective over the three-year cycle of 2019 through 2021. For additional detail regarding the grants, see “Executive Compensation Tables—Equity Incentive Plan Awards—Long-term Incentive Plan Awards Granted in 2019.”

The Compensation Committee reviews the allocation between performance share units and stock awards annually with its compensation consultant. In 2019, Meridian confirmed that the allocation between performance share units and stock awards on a 70% and 30% basis, respectively, was market-based for both utility peers and the general industry. Meridian also informed the Compensation Committee that it believed that the blend is sufficient to provide both an incentive and retention effect for our named executive officers. This allocation provides what the Compensation Committee considers to be an appropriate blend of grants.

Our 2019 performance share unit awards were made in two separate grants, with the payout opportunity for each grant based on a different performance objective. The first is based on total shareholder return over the three-year performance cycle as compared to that of the 20 companies, consisting of CenterPoint Energy and the other 19 companies listed under the heading “Total Shareholder Return” in the “Executive Compensation Tables” section (we refer to this group as the total-shareholder-return peer group or the TSR peer group). Forty percent of long-term compensation is based on the total shareholder return metric. The remaining 30% is based on achieving specified cumulative net income goals over the three-year performance cycle.

Total shareholder return is a widely utilized metric that captures stock price appreciation and dividend yield. By comparing CenterPoint Energy’s total shareholder return to the other companies included in the TSR peer group, achievement for this metric is as follows:

Threshold payout for this metric is achieved when CenterPoint Energy’s three-year total shareholder return result reaches the 25th percentile based on position within this group (15th out of the 20-company peer group that includes CenterPoint Energy).

Maximum payout for this metric is achieved when CenterPoint Energy’s three-year total shareholder return result is positioned second or higher within the TSR peer group.

Linear interpolation is used to reward performance between threshold and maximum.

We intend for the total shareholder return measure to provide a reasonable chance of threshold performance, thus enhancing the motivational effects of the plan, while requiring a rank in the top two companies for maximum payout. We believe the TSR peer group is a reasonable proxy for the universe of companies engaged in businesses similar to ours.

The Compensation Committee established a cumulative net income target as the other performance objective for long-term incentive awards made in 2019. We calculate net income based on GAAP, adjusted for certain factors to reflect what we consider to be our core net income (e.g., excludes income from our midstream investments business segment). We intend that this objective will provide a reasonable chance of achieving threshold performance, thus

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Compensation Discussion and Analysis (continued)

enhancing the motivational effects of the plan, while requiring significant earnings growth for maximum payout. For a detailed description of the calculation of cumulative net income, see “Executive Compensation Tables—Three-Year Cumulative Net Income.”

If actual achievement for the performance objective under an award does not meet at least the threshold level, the Compensation Committee will not approve a distribution for the award. If a performance objective meets or exceeds the threshold level, the threshold payout for these awards is 33% of target for the total shareholder return performance objective and 50% of target for the cumulative net income performance objective, and the maximum payout opportunity is 200% of target.

The February 19, 2019 awards, and April 22, 2019 awards for Ms. Liu, shown in the Grants of Plan-Based Awards for Fiscal Year 2019 table also include restricted stock unit awards. Vesting of these awards requires continuous service through the February 19, 2022 vesting date. The restricted stock units are intended to retain executive officers and reward them for absolute long-term stock appreciation while providing some value to the recipient even if the stock price declines. In this way, the restricted stock units help balance against the variable, at-risk nature of the performance share unit awards and promote retention. The April 22, 2019 awards shown for Ms. Liu also include a sign-on equity incentive award of 25,000 restricted stock units, 12,500 of which vest on the first anniversary of the grant date and the remaining 12,500 of which will vest on the second anniversary of the grant date.

Payments of both the performance share unit awards and the stock awards will be made in the form of shares equal in number to the shares covered by the award multiplied by the achievement percentage, if applicable, subject to withholding to satisfy tax obligations. Please refer to “Potential Payments Upon Change in Control or Termination” for the impact of a change in control or termination of employment on outstanding grants.

Both the performance share units and the stock awards accrue dividend equivalents over the performance cycle or vesting period, respectively, until they are delivered, at the same level as dividends earned by shareholders on shares of our common stock outstanding. Dividend equivalents on the shares which are vested are paid in cash when the shares are delivered. Dividend equivalents are not paid with respect to unearned and unvested shares.

In addition, the outstanding performance share unit awards and stock awards (other than the sign-on award granted to Ms. Liu) provide that “retirement eligible” participants (age 55 or greater with at least five years of service) who terminate employment will receive a payment under the award, if any, based on the actual achievement of the applicable performance objective at the end of the performance period or vesting period, if applicable, with any such amount pro-rated for the period of their employment during the performance or vesting period, as applicable. Upon termination for cause, no benefits are payable under the award agreements.

Further, for the awards made beginning in February 2018 (other than the sign-on award granted to Ms. Liu), subject to Compensation Committee approval for certain of our officers, including our named executive officers, a “retirement eligible” participant will vest in amounts that would otherwise be forfeited upon retirement (the “Enhanced Retirement”) due to the proration described above if:

•	the award was granted prior to the year of termination of employment;

•	the sum of the retirement eligible participant’s service and age is 65 or greater;

•	the retirement eligible participant provides at least six months’ written notice of his or her retirement; and

•	the retirement eligible participant submits a transition plan.

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Compensation Discussion and Analysis (continued)

Any such vesting for our named executive officers will be at the sole discretion of the Compensation Committee. With respect to awards made beginning in February 2020, to be eligible for Enhanced Retirement, certain officers, including our named executive officers, must provide reasonable advanced written notice of his or her retirement (as determined by the Compensation Committee) in place of at least six months’ written notice, in addition to satisfying the other requirements identified above for long-term awards made beginning in February 2018. Moreover, the Compensation Committee may elect to approve the Enhanced Retirement eligibility for any named executive officer who does not otherwise meet one or more of the provisions described above if it is determined to be in the best interests of the Company. The Compensation Committee adopted the Enhanced Retirement provisions to reinforce the Company’s overall compensation philosophy by further supporting its strategic workforce planning, increasing employee engagement and encouraging the development of robust succession and transition plans to effect a smooth transition and retirement from the organization and provides an opportunity for executives to become eligible for compensation that was previously awarded and was designated as total compensation, but was partially forfeited upon retirement.

Awards made beginning in February 2018 also include restrictive covenants that are beneficial to the Company by requiring forfeiture of unpaid awards and return of paid awards upon breach of confidentiality, non-solicitation and non-competition obligations. The awards (other than the sign-on award granted to Ms. Liu) also provide for full vesting upon the participant’s death or termination of employment due to disability (as defined under our long-term disability plan). For performance share units, such vesting is at the target level of achievement. Awards prior to February 2018 provided for pro rata vesting upon the participant’s death or termination of employment due to disability, with such pro rata vesting based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.

Finally, awards made beginning in February 2020 also provide for pro-rata vesting upon the “sale of subsidiary,” defined as a change in the ownership of a subsidiary, or a substantial portion of the assets of a subsidiary, of the Company, if the participant is performing services for the subsidiary at the time and ceases employment with the Company upon and in connection with the sale. Such pro rata vesting is based on the number of days employed in the performance cycle and the target level of achievement for performance share units and on the number of days employed in the vesting period for stock awards.

2019 Executive Compensation Program

For 2019 base salaries and short-term and long-term incentive targets for our named executive officers, please see “—Executive Summary—Our 2019 Executive Compensation Program.”

2020 Executive Compensation Program

Consistent with our compensation philosophy of targeting the market median (50th percentile) of our peers for each major element of compensation, in February 2020, the Compensation Committee considered competitive market data provided by Meridian and made adjustments to the compensation for each of the named executive officers, except for Messrs. Prochazka, Bridge and Rogers, as described in “—Executive Summary—Actions Taken Regarding 2020 Executive Compensation Program.”

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Compensation Discussion and Analysis (continued)

In February 2020, the Compensation Committee also determined that 2020 long-term incentive compensation awards would again be allocated between performance share units and stock awards on a 70% and 30% basis, respectively. Consistent with 2019, the Compensation Committee determined that 2020 performance share unit awards would be made in two separate grants, with 40% of total long-term incentive compensation based on total shareholder return over the three-year performance cycle as compared to our 2020 peer group, which includes the companies listed under “—Executive Summary—Role of the Compensation Committee” excluding PG&E Corporation, and with 30% of total long-term incentive compensation based on achieving a cumulative net income goal over the three-year performance cycle.

Thirty percent of long-term compensation is based on the achievement of a three-year cumulative net income goal. This three-year cumulative net income goal excludes the net income from our midstream investments reportable segment. For the three-year performance cycle ending December 31, 2022, the cumulative net income performance goal reflects annual growth targets for each of 2021 and 2022 relative to the 2020 net income target from our approved five-year plan. If performance for the goal meets or exceeds the threshold level, the Compensation Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Prior to 2018, the Compensation Committee had granted performance share units based on achievement of total shareholder return and operating income goals.

In February 2020, the Compensation Committee approved the performance objectives for Ms. Liu and Mr. Doyle for our short-term incentive plan for fiscal year 2020. The performance goals approved for 2020 consist of the following:

Performance Objectives	Weightings of Performance Objectives
Overall Company Core Net Income	35%
Utility Diluted Earnings Per Share	10%
Overall Company Operations and Maintenance Expenditures	25%
Customer Satisfaction Composite	15%
Safety Composite	15%
Total Weightings	100%

The Compensation Committee may exercise its discretion to determine the actual short-term incentive amounts payable to our senior executive officers, in each case considering our actual performance with respect to the performance goals.

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Compensation Discussion and Analysis (continued)

Equity Award Practices

In accordance with the terms of our long-term incentive plan, our practice is to price annual grants of equity awards at the closing market price for our common stock on the New York Stock Exchange on the grant date, which is the date the Compensation Committee approves the grants. Long-term incentive grants made other than at the time of the annual grants have also been provided for promotion and retention purposes or to new employees as an inducement for employment. These types of grants are approved by the Compensation Committee or, with respect to our non-executive officers, a Special Stock Award Committee, which includes our Chief Executive Officer. In February 2019, the Compensation Committee authorized 135,000 shares to be in a special stock award pool to be used for certain discretionary annual grants to non-officers and for any grants made at other times by the Special Stock Award Committee. We do not have a practice of timing grants in coordination with the release of material information or timing grants to enhance the value of stock options to optionees. We have not granted stock options since the mid-2000s.

Recoupment of Awards

The Board has implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

Executive Stock Ownership Guidelines

We believe that our Executive Stock Ownership Guidelines align the interests of our officers, including our named executive officers, with the interests of shareholders. The guidelines provide that our executives maintain common stock ownership as follows:

Executive		Guidelines for Ownership of Common Stock
Chief Executive Officer	5X	Market value of five times base salary
Executive Chairman	3X	Market value of three times base salary
Executive Vice Presidents	3X	Market value of three times base salary
Senior Vice Presidents	2X	Market value of two times base salary

For purposes of the guidelines, the ownership requirement will be determined annually based on the executive’s current base salary. The base salary multiple is converted to a fixed number of shares (rounded to the nearest 100 shares) using the prior 365-calendar day average closing price of our common stock as reported by the New York Stock Exchange.

In addition to shares of our common stock owned outright, equivalent shares held in our savings plan, unvested stock awards, and shares held in trust are counted towards the guidelines. Unvested performance share unit awards do not count towards the guidelines for our officers. Until the designated ownership level is reached, the officer is expected to retain at least 50% of the after-tax shares delivered through the long-term incentive plan. Certain exclusions apply to the retention expectation, such as estate planning, gifts to charity, education and the purchase of a primary residence. Newly hired or recently promoted officers are given a reasonable period of time to comply with these guidelines. The Compensation Committee reviews our officers’ stock holdings annually to monitor compliance with these guidelines. We have also adopted a policy prohibiting directors and corporate and senior division officers from pledging shares of our common and preferred stock to secure loans, subject to grandfathering of existing arrangements, or otherwise holding shares of our common stock in margin accounts.

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Compensation Discussion and Analysis (continued)

Although we do not conduct formal benchmarking studies of ownership guidelines, the ownership guidelines and the administration of the program are reviewed annually by the Compensation Committee with advice from the Compensation Committee’s consultant.

Hedging Policy

As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

Review of Tally Sheets

At least annually (with the most recent pro forma December 31 version presented in December 2019), the Compensation Committee reviews tally sheets for each of our then-current named executive officers that reflect all components of compensation, including base salary, short-term and long-term incentive compensation, other perquisites, imputed income, death benefits and benefits or payments that would be payable in connection with a change in control or termination of employment. Tally sheets are provided to the Compensation Committee to show how various compensation and benefits amounts are interrelated and how changes in one component of compensation impact other components and to enable Compensation Committee members to quantify amounts payable upon various termination scenarios.

Change in Control Plan

CenterPoint Energy has a change in control plan that is intended to help ensure that our officers, including our senior executive officers and our Executive Chairman, continue to give their full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the plan. The plan includes a “double trigger,” whereby to be eligible for benefits under the plan, the executive’s employment must be terminated within a set period before or after a change in control. The plan does not provide for any excise tax gross-up payments. For a more detailed discussion, refer to “Potential Payments upon Change in Control or Termination.”

Benefits

We have maintained a defined benefit plan for eligible employees since 1953 to help employees provide for retirement and to retain employees. In addition, we maintain a benefit restoration plan as a nonqualified supplemental retirement plan to generally provide for benefits in excess of those available under the retirement plan due to annual limits imposed by the Internal Revenue Code. Changes in base salary and/or short-term incentive compensation affect benefits payable under the retirement plan and the benefit restoration plan. See “Executive Compensation Tables—Pension Benefits” for a description of the retirement plan and benefit restoration plan. The present value of the accumulated benefits under the plans for each senior executive officer is set forth in the Pension Benefits table.

We maintain a savings plan, which includes employer matching contributions, designed to encourage all employees to help provide for their own retirement and to attract and retain employees. We also have a nonqualified savings restoration plan that provides for employer contributions not available under the savings plan due to Internal Revenue Code limits. Base salary and short-term incentive compensation are included as eligible plan compensation under the provisions of the savings plan and the savings restoration plan. See “Executive Compensation Tables—Savings Plan and Savings Restoration Plans” for further information. Matching contributions to the plans for the senior executive officers are included in the footnote to the All Other Compensation column of the Summary Compensation Table.

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Compensation Discussion and Analysis (continued)

Our senior executive officers may defer salary and short-term incentive compensation under our deferred compensation plan. For further information and a description of the plan, see “Executive Compensation Tables—Deferred Compensation Plans.” The above-market portion of the 2019 aggregate earnings is reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

We also have an executive life insurance plan providing endorsement split-dollar life insurance in the form of a death benefit for non-employee directors who were elected to the Board prior to January 1, 2001 (Mr. Carroll). The purpose of this plan is to assist the executive’s beneficiaries with the impact of estate taxes on deferred compensation plan distributions. Due to changes in tax laws, we froze entry into this plan effective January 1, 2002. See footnote 6(e) to the Summary Compensation Table for a description of the plan.

We also provide executives with the same health and welfare benefits provided to all other similarly situated employees, and at the same cost charged to all other eligible employees. Executives are also entitled to the same post-retirement health and welfare benefits as those provided to similarly situated retirees.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation in excess of $1 million for any covered employee. Following the enactment of the Tax Cuts and Jobs Act of 2017, beginning with the 2018 calendar year, the covered employees subject to this limitation include any individual who serves as our chief executive officer, chief financial officer or one of our other three most highly compensated executive officers in 2017 or any subsequent calendar year, and, except for certain grandfathered arrangements, there is no longer any exception for qualified performance-based compensation (as there was for taxable years prior to 2018). The Compensation Committee believes that, in establishing the compensation program for our executives, the potential deductibility of the compensation should be only one of a number of relevant factors taken into consideration. The Compensation Committee believes it is important to maintain flexibility in structuring compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of Section 162(m) of the Internal Revenue Code.

Our change in control plan described above for our named executive officers does not provide a gross-up payment to cover any excise tax an executive is determined to owe on an “excess parachute payment.” For additional discussion about our change in control plan, refer to “Potential Payments upon Change in Control or Termination.”

Our executive plans and agreements that are subject to Section 409A of the Internal Revenue Code are intended to comply with Section 409A of the Internal Revenue Code.

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EXECUTIVE COMPENSATION TABLES

The following tables show compensation information for: our former President and Chief Executive Officer, our retired Executive Vice President for our Electric Division, our Executive Chairman and our retired Executive Vice President and Chief Financial Officer for the one-year periods ended December 31, 2019, 2018 and 2017 and our Executive Vice President and Chief Financial Officer and Executive Vice President of Natural Gas Distribution for the one-year period ended December 31, 2019.

Summary Compensation Table for Fiscal Year 2019

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)
Scott M. Prochazka	2019	1,307,250	—	5,953,495	—	—	266,837	196,540	7,724,121
Former President and Chief Executive Officer	2018	1,245,000	—	5,480,987	—	1,875,593	96,842	189,559	8,887,981
	2017	1,154,925	—	4,799,991	—	1,766,458	159,193	143,958	8,024,525
Xia Liu	2019	381,250	100,000	1,782,562		520,000	19,318	192,271	2,995,401
Executive Vice President and Chief Financial Officer

Tracy B. Bridge	2019	555,000	—	951,999	—	458,000	166,965	70,102	2,202,066
Retired Executive Vice President and President Electric Division	2018	535,000	—	917,988	—	515,000	2,740	77,739	2,048,467
	2017	512,499	—	832,015	—	515,000	113,323	57,103	2,029,940

Milton Carroll	2019	747,500	—	2,469,991	—	—	38,067	6,803	3,262,361
Executive Chairman	2018	701,250	—	2,130,007	—	—	48,496	6,730	2,886,483
	2017	662,500	—	2,025,014	—	—	37,145	6,767	2,731,426
Scott E. Doyle	2019	431,250		674,979		350,000	33,646	57,305	1,547,180
Executive Vice President, Natural Gas Distribution
William D. Rogers	2019	158,457	—	1,190,037	—	—	(160,073)	379,775	1,568,196
Retired Executive Vice President and Chief Financial Officer	2018	588,750	—	1,190,020	—	350,000	67,877	56,847	2,253,494
	2017	555,000	—	1,111,500	—	545,000	70,600	51,249	2,333,349

(1)

For each of the years 2017, 2018 and 2019, no discretionary bonus payments (discretionary payments above amounts under our short-term incentive plan) were made to our named executive officers. For 2019, amounts for Ms. Liu include a sign-on cash bonus of $100,000 approved by the Compensation Committee in connection with Ms. Liu’s appointment as the Company’s Executive Vice President and Chief Financial Officer effective April 22, 2019.

(2)

Reported amounts for our named executive officers represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718 based on the probable achievement level of the underlying performance conditions as of the grant date. Assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2019. For purposes of the tables above and below, the effects of estimated forfeitures are excluded. Please also refer to the Grants of Plan-Based Awards for Fiscal Year 2019 table and the accompanying footnotes. For further information related to the vesting of Mr. Prochazka’s awards in connection with his resignation, see “Compensation Discussion and Analysis—Executive Summary—Actions Taken Regarding 2020 Executive Compensation Program.”

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Executive Compensation Tables (continued)

The maximum value at the grant date of stock awards for each of our named executive officers assuming the highest level of performance conditions is achieved is as follows:

Name	Year	Maximum Value of Stock Awards ($)
Prochazka	2019	10,120,935
	2018	9,317,677
	2017	8,159,983
Liu	2019	2,496,952
Bridge	2019	1,618,395
	2018	1,560,578
	2017	1,414,428
Carroll	2019	4,198,993
	2018	3,621,006
	2017	3,442,521
Doyle	2019	1,147,467
Rogers	2019	2,023,063
	2018	2,023,033
	2017	1,889,549

(3)	CenterPoint Energy has not granted stock options since 2004.

(4)

Non-Equity Incentive Plan Compensation represents short-term incentive awards earned with respect to performance in the designated year and paid in the following year. For more information on the 2019 short-term incentive awards, refer to the Grants of Plan-Based Awards for Fiscal Year 2019 table and the accompanying footnotes. Mr. Carroll is not eligible for short-term incentive awards.

(5)	The two components of the 2019 Change in Pension Value and Nonqualified Deferred Compensation Earnings are as follows:

Name	Change in Pension Value(a) ($)	Above Market Earnings on Nonqualified Deferred Compensation(b) ($)	Total ($)
Prochazka	256,760	10,077	266,837
Liu	19,318	—	19,318
Bridge	166,965	—	166,965
Carroll	—	38,067	38,067
Doyle	27,798	5,848	33,646
Rogers	(160,073)	—	(160,073)

(a)

The Change in Pension Value is the increase or decrease in the present value of accumulated benefits under our retirement plan and the related benefit restoration plans from December 31, 2018 to December 31, 2019. Benefits are assumed to commence as of the earliest age that an individual could retire without a reduction in benefits. The present value as of December 31, 2019 assumed a discount rate of 3.20% and lump sum conversion interest rate of 3.20% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years. The present value as of December 31, 2018 assumed a discount rate of 4.35% and lump sum conversion interest rates of 3.35%, 4.10% and 4.35% for benefits paid within the first 5 years, 6th through 20th years, and all remaining years, respectively. Refer to the narrative accompanying the Pension Benefits table for a more detailed discussion of the present value calculation.

(b)	Above Market Earnings consist of the amounts that exceed 120% of the applicable federal long-term rate at the time the interest rate was set.

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Executive Compensation Tables (continued)

(6)	The following table sets forth the elements of All Other Compensation for 2019:

Name	Perquisites and Other Personal Benefits(a) ($)	Tax Reimbursements(b) ($)	Contributions to Vested and Unvested Defined Contribution Plans (qualified)(c) ($)	Contributions to Vested and Unvested Defined Contribution Plans (nonqualified)(d) ($)	Insurance Premiums(e) ($)	Other(f)	Total All Other Compensation ($)
Prochazka	15,667	—	16,800	162,171	1,902	—	196,540
Liu	105,001	63,376	16,800	6,075	1,019	—	192,271
Bridge	4,000	—	16,800	47,400	1,902	—	70,102
Carroll	—	944	—	—	5,859	—	6,803
Doyle	15,912	—	16,800	22,875	1,718	—	57,305
Rogers	2,575	—	16,800	—	400	360,00	379,775

(a)

For Mr. Prochazka, the amount includes financial planning services ($15,000) and an executive physical. CenterPoint Energy owns company aircraft used to facilitate business travel. During 2019, Messrs. Prochazka and Doyle utilized company aircraft for business purposes during which their respective spouses occasionally accompanied them. To determine incremental cost for spousal and family travel, any includable amounts are based on the cost per flight hour (e.g., fuel costs and landing fees) multiplied by hours in the air, which are then allocated by employee traveling on the aircraft. However, because in such cases the aircraft is being used for a business purpose, there is no incremental cost associated with the spousal or family travel, and therefore no amounts are included for such travel. Because there was no incremental cost of such travel, no amounts are included for Messrs. Prochazka or Doyle. Additionally, for Mr. Doyle, the amount includes financial planning services ($15,000), an executive physical and personal costs incurred on business travel. For Ms. Liu, the amount includes relocation payments during 2019 ($95,896), financial planning services ($7,767), an executive physical and a club membership. None of the other named executive officers received perquisites valued in excess of $10,000 during 2019.

(b)

For Ms. Liu, the tax reimbursement amount shown is for tax reimbursements paid to Ms. Liu in respect of the taxes payable in respect of the relocation expenses we covered. For Mr. Carroll, the tax reimbursement amount shown represents the after-tax cost of imputed income that he is required to recognize as a result of coverage under the executive life insurance plan described in footnote (e) below. The tax reimbursement payments are calculated assuming the highest individual income tax rate is applicable. The annual premiums on the executive life insurance policies are payable solely by CenterPoint Energy, and in accordance with the Internal Revenue Code, Mr. Carroll must recognize imputed income based upon the insurer’s one-year level term rates. Mr. Carroll is also provided a tax reimbursement payment for all taxes due on the imputed income associated with the policy value so that coverage is provided at no cost to him.

(c)	These amounts represent CenterPoint Energy’s contributions to the savings plan, which is described under “Savings Plan and Savings Restoration Plans.”

(d)	These amounts represent benefits accrued under the savings restoration plan, which is described under “Savings Plan and Savings Restoration Plans.”

(e)

The insurance premium amounts include annual premiums we pay to provide life insurance coverage and long-term disability coverage for our senior executive officers. Mr. Carroll participates in an executive life insurance plan as a director who was elected to the Board before 2001 and was not an employee of the Company at the time of his initial election. This executive life insurance plan provides endorsement split-dollar life insurance with a death benefit equal to six times the director’s annual retainer, excluding any supplemental retainer, with coverage continuing after the director’s retirement from the Board. Due to limits on the increases in the death benefit under this plan, the death benefit for Mr. Carroll under the plan is $180,000. Upon the death of the insured, the director’s beneficiaries will receive the specified death benefit, and CenterPoint Energy will receive any balance of the insurance proceeds payable in excess of the specified death benefit.

(f)	In connection with his retirement from the Company effective March 8, 2019, the Compensation Committee approved a special lump-sum cash payment to Mr. Rogers.

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2020 Proxy Statement

Executive Compensation Tables (continued)

Grants of Plan-Based Awards for Fiscal Year 2019

The following table presents the non-equity and equity incentive plan-based awards granted during 2019. The grant date fair value of equity awards is based on the probable achievement level of the underlying performance conditions as of the grant date at the closing price on the grant date, which was $31.21 for the February 19, 2019 grants and $30.48 for the April 22, 2019 grants.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold: Number of Shares (#)	Target: Number of Shares (#)	Maximum: Number of Shares (#)	All Other Stock Awards: # of Shares of Stock or Units	Grant Date Fair Value of Stock Awards ($)
Scott M. Prochazka		751,669	1,503,338	2,826,275
	2/19/2019							57,227	1,786,055
	2/19/2019				25,180	76,302	152,604		2,381,385
	2/19/2019				28,614	57,227	114,454		1,786,055
Xia Liu		142,969	285,938	537,563
	4/22/2019							35,045	1,068,172
	4/22/2019				4,420	13,393	26,786		408,219
	4/22/2019				5,023	10,045	20,090		306,172
Tracy B. Bridge		208,125	416,250	782,550
	2/19/2019							9,151	285,603
	2/19/2019				4,026	12,201	24,402		380,793
	2/19/2019				4,576	9,151	18,302		285,603
Milton Carroll		—	—	—
	2/19/2019							23,742	740,988
	2/19/2019				10,447	31,657	63,314		988,015
	2/19/2019				11,871	23,742	47,484		740,988
Scott E. Doyle		140,156	280,313	526,988
	2/19/2019							6,488	202,490
	2/19/2019				2,855	8,651	17,302		269,998
	2/19/2019				3,244	6,488	12,976		202,490
William D. Rogers		—	—	—
	2/19/2019							11,439	357,011
	2/19/2019				5,033	15,252	30,504		476,015
	2/19/2019				5,720	11,439	22,878		357,011

There were no other equity awards granted to the named executive officers during the year.

(1)

The estimated payouts under non-equity incentive plan awards are based on the terms of our 2019 short-term incentive plan. Based on the goals adopted in 2019, the maximum payout amount (as shown in the Maximum column) is 188% of target for our senior executive officers. Actual amounts paid in 2020 for 2019 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Any amount awarded by the Compensation Committee to an individual executive officer in excess of the actual performance level of the underlying performance objectives is reflected in the Summary Compensation Table in the Bonus column.

(2)

The annual grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the All Other Stock Awards column, and two performance share unit awards, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards. For Ms. Liu, amounts include her sign-on equity incentive award of 25,000 restricted stock units. All of the restricted stock unit awards and the performance share unit awards accrue dividend equivalents over the vesting period or performance cycle, respectively, until they are delivered at the same level as dividends earned by shareholders on shares of common stock outstanding. Dividend equivalents on the vested shares will be paid in cash. These awards are granted under our long-term incentive plan. Refer to the footnotes to the Outstanding Equity Awards at Fiscal Year-End 2019 table for the vesting date of each of these awards.

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Executive Compensation Tables (continued)

Non-Equity Incentive Plan Awards

For our short-term incentive plan, the Committee intended to exercise its discretion and to not fund any short-term incentive awards for the 2019 plan year if core operating income did not equal or exceed $1,025 million.

Short-Term Incentive Targets. The base salary earned and short-term incentive target for each of our senior executive officers for the 2019 plan year were as follows:

	Prochazka	Liu	Bridge	Doyle	Rogers
Base salary earned in 2019	$1,307,250	$381,250	$555,000	$431,250	$158,457
Target short-term incentive award percentage for 2019	115%	75%	75%	65%	75%

Mr. Carroll is not eligible to participate in our short-term incentive plan.

Mr. Prochazka resigned from the Company on February 19, 2020 and Mr. Rogers retired from the Company on March 8, 2019, in each case prior to becoming “retirement eligible” (age 55 or greater with at least five years of service) and, therefore, they were not eligible for, and did not receive payment of, any award under the short-term incentive plan for 2019.

Short-term Incentive Plan Awards. The achievement of performance objectives, which the Compensation Committee establishes and approves annually, is used to determine the funding pool under the short-term incentive plan for the year. The Committee exercised its discretion to reflect actual performance with respect to the separate annual performance objectives approved by the Committee in February 2019.

For each performance objective, a target performance level is established at the beginning of the year. Target levels are established by the Compensation Committee based on our 2019 business plan, which is approved by the Board. If actual performance is achieved at that target level, the funding for that performance objective is 100% of the target amount.

A threshold level of achievement is also established for the performance objective. Achievement must meet at least the threshold level for any funding to be provided on that performance objective. At the threshold level, the funding for that performance objective is 50% of the target amount. Similarly, a maximum level of performance is established for each performance objective, which results in funding for that objective at 150% of the target amount if the maximum level of performance is achieved. An exceptional achievement level is established at 200% of target for performance objectives related to overall company core operating income, consolidated diluted earnings per share and overall company operations and maintenance expenditures. Linear interpolation is used to determine the funding for performance between achievement levels. The Committee may determine the actual amount payable from the funding pool to a senior executive officer to reflect the executive’s individual performance and any special circumstance by exercising its discretion. The performance objectives used to determine the funding pool for the 2019 short-term incentive plan awards were as follows:

Performance Objectives	Performance Objectives Actual Achievement	Weightings of Performance Objectives
Overall Company Core Operating Income	108%	35%
Consolidated Diluted Earnings Per Share	200%	20%
Overall Company Operations and Maintenance Expenditures	124%	20%
Vectren Energy Efficiency and Equivalent Forced Outage Rate Composite	128%	5%
Customer Satisfaction Composite	91%	10%
Safety Composite	19%	10%
Total Weightings		100%
Funded Achievement Level	120%

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Executive Compensation Tables (continued)

Each of the performance objectives is described in detail below.

To determine “Overall Company Core Operating Income,” we adjust our reported operating income to remove the effect of specified items, either positive or negative, to reflect what we consider to be our core operational business performance in the period being measured. Adjustments are the following:

•	minus income or loss related to the company’s stranded cost recovery and system restoration bonds;

•	minus amounts on the company’s infrastructure services business and energy systems group;

•	plus or minus mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill; and

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); amortization of intangibles or other purchase price accounting impacts attributable to the Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

For 2019, the various levels of achievement for “Overall Company Core Operating Income,” the most significant performance objective for CenterPoint Energy, were as follows:

	In Millions (except %)
	Threshold (Target less 6%) $	Target $	Maximum (Target plus 4%) $	Exceptional (Target plus 8%) $	Actual $ %
Overall Company Core Operating Income	1,136	1,209	1,257	1,306	1,217	108

“Consolidated Diluted Earnings Per Share” is defined as diluted earnings per share pursuant to GAAP, adjusted, positively or negatively, to reflect what we consider to be our true financial performance in the period being measured. Adjustments are for the following:

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill;

•	plus or minus any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	plus or minus mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); amortization of intangibles or other purchase price accounting impacts attributable to the Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; impairment of Enable’s goodwill and long-lived assets and CenterPoint Energy’s equity investment in Enable; gains/losses or expenses required by GAAP for mergers and acquisitions; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

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Executive Compensation Tables (continued)

For 2019, various levels of achievement for “Consolidated Diluted Earnings Per Share” were as follows:

	Threshold (Target less 7%) $	Target $	Maximum (Target plus 3.5%) $	Exceptional (Target plus 7%) $	Actual $ %
Consolidated Diluted Earnings Per Share	1.53	1.65	1.71	1.77	1.77	200

“Overall Company Operations and Maintenance Expenditures” is defined as all operations and maintenance expenses (excluding transmission cost of service, stranded cost recovery and system restoration bonds) with the following adjustments:

•	minus amounts on the company’s infrastructure services business and energy systems group;

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards and impairments of goodwill;

•

minus expenditures recovered in revenue on a dollar-for-dollar basis through expense recovery mechanisms, such as energy efficiency costs (which include mandated spending and tracked costs but excludes bonus achievement for Conservation Improvement (CIP) costs, energy efficiency costs, Gas Affordability Program (GAP) or any similar newly approved regulatory mechanisms;

•	minus any differences between plan and actual expenditures required to generate additional revenues, including Home Service Plus labor and benefits costs;

•

plus or minus significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); amortization of intangibles or other purchase price accounting impacts attributable to the Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer and/or Executive Committee.

For 2019, various levels of achievement for “Overall Company Operations and Maintenance Expenditures” were as follows:

	In Millions (except %)
	Threshold (Target plus 4%) $	Target $	Maximum (Target less 4%) $	Exceptional (Target less 8%) $	Actual $ %
Overall Company Operations and Maintenance Expenditures	1,666	1,602	1,537	1,473	1,571	124

The target level above is based on our 2019 combined business plan less 1.5% as approved by the Board of Directors.

The “Vectren Energy Efficiency and Equivalent Forced Outage Rate Composite” goal uses energy efficiency metrics that measure the achievement of gross energy savings in natural gas and electric service territories through conservation programs. The Equivalent Forced Outage Rate is commonly used in the industry to measure unit reliability. It considers the number of hours a unit is offline or de-rated divided by the number of hours such unit was called upon to run.

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Executive Compensation Tables (continued)

For 2019, various levels of achievement for “Vectren Energy Efficiency and Equivalent Forced Outage Rate Composite” were as follows:

					Actual
	Threshold	Target	Maximum	Weight	#	%
Vectren Energy Efficiency and Equivalent Forced Outage Rate Composite
Energy Efficiency Indiana Gas	2,380,000 (Therms)	2,800,000 (Therms)	3,500,000 (Therms)	40%	3,159,000	126
Energy Efficiency Ohio Gas	1,068,000 (Ccf)	1,256,000 (Ccf)	1,570,000 (Ccf)	20%	1,400,000	123
Energy Efficiency Indiana Electric	32,000 (MwH)	37,510 (MwH)	47,000 (MwH)	20%	44,210	135
Equivalent Forced Outage Rate	8.5%	6.0%	3.5%	20%	4.4%	132
Goal Achievement						128

The target level for each respective Energy Efficiency metric is based on a combination of prior year performance, a market potential study and the filed 2018–2020 demand side management plan. The threshold level for each respective energy efficiency metric is based on target less 15% and the maximum level is based on target plus 25%. The target level for the Equivalent Forced Outage Rate is based on top quartile performance for comparable units in the MISO and Midwest database. The threshold and maximum levels are based on target plus 2.5% and target less 2.5%, respectively.

“Customer Satisfaction Composite” goal includes results from a weighted average of the Customer Satisfaction Survey for CenterPoint Energy’s Gas Operations, Houston Electric and Home Service Plus business units, the Power Alert Service Survey and Customer Average Interruption Duration Index for Houston Electric and the Perception and Contact Surveys for Vectren according to the following weights and measures:

					Actual
	Threshold	Target	Maximum	Weight	#	%
CenterPoint Energy Gas Operations / Home Service Plus
Customer Satisfaction Survey	4.31	4.42	4.51	37.5%	4.47	128
CenterPoint Energy Houston Electric
Customer Satisfaction Survey	3.89	3.99	4.07	15%	3.96	85
Power Alert Service Survey	4.43	4.54	4.63	15%	4.47	68
Customer Average Interruption Duration Index	99.56	97.07	94.58	7.5%	120.89	0
Vectren
Perception Surveys	73%	77%	81%	12.5%	76%	88
Contact Surveys	81.1%	85.1%	89.1%	12.5%	82.9%	72
Goal Achievement						91

The target level for each of CenterPoint Energy’s Gas Operations, Houston Electric and Home Service Plus business units’ surveys is based on prior year data, and the threshold and maximum levels for such surveys are based on target less 2.5% and target plus 2%, respectively. The threshold level for Houston Electric’s customer average interruption duration index is based on a two-year average, and the target and maximum levels are based on threshold less 2.5% and threshold less 5%, respectively. The target level for each of Vectren’s surveys is based on a three-year average, and the threshold and maximum levels for such surveys are based on target less 4% and target plus 4%, respectively.

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Executive Compensation Tables (continued)

The “Safety Composite” goal incorporates safety achievements, excluding non-preventable vehicle collisions, according to the following weights and measures:

					Actual
	Threshold	Target	Maximum	Weight	#	%
CenterPoint Energy Employee Safety Participation Rate(1)	60%	66%	70%	18.75%	60%	25
CenterPoint Energy Leadership Safety Participation Rate(1)	46%	51%	56%	18.75%	56%	75
CenterPoint Energy Preventable Vehicle Incident Rate(1)	1.68	1.53	1.45	37.5%	2.11	0
Vectren Days Away, Restricted Time	19	12	7	25%	23	0
Goal Achievement						19

(1)

As a result of a work-related incident, the Compensation Committee exercised its discretion to reduce the CenterPoint Energy Employee Safety Participation Rate and Leadership Safety Participation Rate payouts by 50% (from 50% to 25% and from 150% to 75%, respectively). This 50% reduction had no effect on the CenterPoint Energy Preventable Vehicle Incident Rate because achievement was 0%. Although the reduction was not applicable to Vectren Days Away, Restricted Time, the achievement was 0%. Without the exercise of discretion, the safety composite performance goal achievement would have been 38%.

The threshold level for the CenterPoint Energy Employee Safety Participation Rate is based on prior year performance, and the target and maximum levels are based on threshold plus 10% and threshold plus 17%, respectively. The threshold level for the CenterPoint Energy Leadership Safety Participation Rate is based on prior year performance, and the target and maximum levels are based on threshold plus 10% and threshold plus 20%, respectively. The target level for the CenterPoint Energy Preventable Vehicle Incident Rate is based on prior year performance, and the threshold and maximum levels are based on target plus 10% and target less 5%, respectively. The target level for the Vectren Days Away, Restricted Time metric is based on the number of cases in 2019, and the threshold and maximum levels are based on target plus 7 cases and target less 5 cases, respectively.

Example of Short-term Incentive Plan Awards Calculation

The following example is provided to illustrate the determination of the funding pool for the short-term incentive plan awards. For purposes of this example, we have assumed a base salary earned of $500,000, a short-term incentive plan target of 75% and an achievement level of 120%.

Determination of the Funding Pool:

Base salary earned during the year	$500,000
Short-term incentive plan target percentage	X 75%

Target individual award amount	$375,000
Achievement level	X 120%

Contribution to the funding pool	$450,000

The entirety of each individual award will be subject to the Compensation Committee’s discretion, consistent with the Company’s philosophy to pay for performance and to further align our compensation objectives.

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Executive Compensation Tables (continued)

Equity Incentive Plan Awards

Long-term Incentive Plan Awards Granted in 2019. To determine the amount of long-term incentive compensation granted, each named executive officer’s base salary was multiplied by his or her long-term incentive target percentage. The resulting amount of long-term incentive compensation for each of the performance share unit awards and stock awards was then divided by the closing price of our common stock on the New York Stock Exchange on February 19, 2019 ($31.21). The grants were determined as follows:

Description	Prochazka	Liu	Bridge	Carroll	Doyle	Rogers
Base Salary	$1,323,000	$550,000	$560,000	$760,000	$450,000	$595,000
Long-term incentive target	450%	190%	170%	325%	150%	200%
Long-term incentive compensation at target	$5,953,500	$1,045,000	$952,000	$2,470,000	$675,000	$1,190,000
Performance share unit portion (70%)	$4,167,450	$731,500	$666,400	$1,729,000	$472,500	$833,000
Performance share units granted at target (rounded)	133,529	23,438	21,352	55,399	15,139	26,690
Stock award portion (30%)	$1,786,050	$313,500	$285,600	$741,000	$202,500	$357,000
Stock award shares granted at target (rounded)	57,227	10,045	9,151	23,742	6,488	11,439

Performance Share Units. Participants received two separate awards totaling the performance share units granted at target shown above, with vesting of each award based on one of the independent performance objectives listed below.

Performance Objectives	Threshold Achievement(1)	Target Achievement (100%)	Maximum Achievement (200%)
Total shareholder return based upon companies in the TSR peer group	25th percentile	Linear interpolation between Threshold and Maximum achievement	2nd position or higher
Three-year cumulative net income over three-year performance cycle	$1,863 million	$2,028 million	$2,233 million

(1)	Payout upon threshold achievement for the total shareholder return and net income performance objectives is 33% and 50%, respectively.

Total Shareholder Return

One performance share unit award vests based on total shareholder return achieved over the three-year cycle in comparison to a subset of 20 companies (including CenterPoint Energy) in the TSR peer group as of January 1, 2019. Maximum achievement (200% of target) requires CenterPoint Energy to rank second or higher in that comparison, but no shares would vest if the company ranks below the 25th percentile in that comparison (threshold level). For this performance objective, the number of performance share units granted will vest using linear interpolation between the threshold and maximum achievement levels. Forty percent of long-term compensation is based on the total shareholder return metric.

The 19 companies included in our peer group as of January 1, 2019 were:

Alliant Energy Corporation	Evergy, Inc.
Ameren Corporation	Eversource Energy
American Electric Power Company, Inc.	NiSource Inc.
Atmos Energy	PG&E Corporation
Avangrid, Inc.	Pinnacle West Capital Corporation
CMS Energy Corporation	Public Service Enterprise Group Incorporated
Consolidated Edison, Inc.	Sempra Energy
DTE Energy Company	WEC Energy Group, Inc.
Edison International	Xcel Energy Inc.
Entergy Corporation

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2020 Proxy Statement

Executive Compensation Tables (continued)

Three-Year Cumulative Operating Income

For awards granted prior to February 2018, the performance share unit award vests based on our achievement of a three-year cumulative operating income goal. If performance for the goal met or exceeded the threshold level, the Compensation Committee would approve a payout of 50% to 200% of the number of the target performance share units awarded.

Thirty percent of long-term compensation was based on this operating income metric. Reported operating income, excluding income or loss related to stranded cost recovery and system restoration bonds, was adjusted for the following:

•	plus or minus any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan;

•	plus or minus the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill; and

•

plus or minus significant (>$1 million per category) differences between the plan and actual financial impact of the following items: new legislation or regulation; any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit pension plan settlement expenses triggered by lump sum distribution; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

This award was eliminated in favor of the “Three-Year Cumulative Utility Net Income” award, described below, to better align the awards with management’s view of our core utility performance, which helped reduce uncertainty over the three-year period about the implications resulting from the Tax Cuts and Jobs Act of 2017 and the performance of our midstream investments business segment.

Three-Year Cumulative Utility Net Income

For awards granted in February 2018, the performance share unit award vests based on our achievement of a three-year cumulative utility net income goal. For the three-year performance cycle ending on December 31, 2020, the cumulative utility net income performance goal reflects annual growth targets for each of 2019 and 2020 relative to the 2018 utility net income target from our approved five-year financial plan.

Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Reported consolidated net income pursuant to GAAP will be adjusted for the following:

•	net income from our midstream investments business segment;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

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Executive Compensation Tables (continued)

The three-year cumulative utility net income target will be updated if our financial plan changes as a result of any acquisitions, mergers and divestitures.

Three-Year Cumulative Net Income

For awards granted beginning February 2019, one performance share unit award vests based on our achievement of a three-year cumulative net income goal. For the three-year performance cycle ending on December 31, 2021, the cumulative net income performance goal is based on our approved five-year financial plan.

Thirty percent of long-term compensation is based on this metric. If performance for the goal meets or exceeds the threshold level, the Committee may approve a payout of 50% to 200% of the number of the target performance share units awarded. Reported consolidated net income pursuant to GAAP will be adjusted for the following:

•	net income from our midstream investments business segment;

•	the financial impacts of any changes in accounting standards, the unplanned change in application of accounting standards, and impairments of goodwill;

•	any impact to income from the change in the value of the ZENS-related securities and the effects of mergers, acquisitions and divestitures on those securities;

•	any mark-to-market accounting entries and net natural gas inventory adjustments not reflected in the plan; and

•

significant (>$1 million pre-tax per category) differences between the plan and actual financial impact of the following items: new legislation or regulation (including the effects of the Tax Cuts and Jobs Act of 2017); any named storm; restructuring costs; costs to pursue acquisitions, mergers and divestitures (including the Vectren merger); amortization of intangibles or other purchase accounting impacts attributable to the Vectren merger; benefit retirement plan settlement expenses triggered by lump sum distribution; costs associated with the early retirement of long-term debt; adoption of the FASB-issued ASU No. 2017-07 Compensation—Retirement Benefits; or other unplanned items that receive written approval from the Chief Executive Officer or Executive Committee.

The three-year cumulative net income target will be updated if our financial plan changes as a result of any acquisitions, mergers and divestitures.

Stock Awards. Participants received a restricted stock unit award, which we sometimes refer to as a “stock award” in this proxy statement, representing shares of CenterPoint Energy common stock, as shown in the table under the heading “Executive Compensation Tables—Grants of Plan-Based Awards for Fiscal Year 2019.” The award is a three-year service-based award and will vest on February 19, 2022. In addition, Ms. Liu also received a sign-on equity incentive award of 25,000 restricted stock units, 12,500 of which vest on the first anniversary of the grant date and the remaining 12,500 of which will vest on the second anniversary of the grant date.

Refer to “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” for a discussion of vesting and dividend rights associated with awards under our long-term incentive plan.

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Executive Compensation Tables (continued)

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information regarding the outstanding equity awards held by our named executive officers as of December 31, 2019. The closing stock price on the New York Stock Exchange on December 31, 2019 was $27.27.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Prochazka	—	—	—	—	—	172,857	4,713,810	289,731	7,900,964
Liu	—	—	—	—	—	35,045	955,677	24,510	668,388
Bridge	—	—	—	—	—	28,834	786,303	47,467	1,294,425
Carroll	—	—	—	—	—	70,521	1,923,108	116,261	3,170,437
Doyle	—	—	—	—	—	13,741	374,717	26,101	711,774
Rogers	—	—	—	—	—	—	—	—	—

(1)	Outstanding stock awards fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Prochazka(a)	Liu	Bridge	Carroll	Doyle	Rogers
2/21/2017	Stock Award	2/21/2020	54,115		9,380	—	3,044	—
2/22/2017	Stock Award	2/22/2020	—		—	22,873	—	—
2/20/2018	Stock Award	2/20/2021	61,515		10,303	23,906	4,209	—
2/19/2019	Stock Award	2/19/2022	57,227		9,151	23,742	6,488
4/22/2019	Stock Award	4/22/2020		12,500
4/22/2019	Stock Award	4/22/2021		12,500
4/22/2019	Stock Award	2/19/2022		10,045

Total			172,857	35,045	28,834	70,521	13,741	—

(a)

For further information related to the vesting of Mr. Prochazka’s awards in connection with his resignation, see “Compensation Discussion and Analysis—Executive Summary—Actions Taken Regarding 2020 Executive Compensation Program.”

(2)	Outstanding performance share unit awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Prochazka(c)	Liu	Bridge	Carroll	Doyle	Rogers
2/20/2018	Performance Share Units(a)	12/31/2020	150,097	—	25,139	58,330	10,270	—
2/19/2019	Performance Share Units(b)	12/31/2021	139,634	—	22,328	57,931	15,831	—
4/22/2019	Performance Share Units(b)	12/31/2021	—	24,510	—	—	—	—

Total			289,731	24,510	47,467	116,261	26,101	—

(a)	Based on 2018 results, the provided amounts reflect threshold achievement for the total shareholder return and maximum achievement for the three-year cumulative utility net income awards.

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(b)	Based on 2019 results, the provided amounts reflect threshold achievement for the total shareholder return and maximum achievement for the three-year cumulative net income awards.

(c)

For further information related to the vesting of Mr. Prochazka’s awards in connection with his resignation, see “Compensation Discussion and Analysis—Executive Summary—Actions Taken Regarding 2020 Executive Compensation Program.”

Option Exercises and Stock Vested for Fiscal Year 2019

The following table indicates the number and value of stock options exercised and stock and performance share unit awards vested during 2019.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Prochazka	—	—	143,349	4,416,185
Liu	—	—	—	—
Bridge	—	—	26,354	817,665
Carroll	—	—	63,678	1,973,574
Doyle			7,400	225,425
Rogers	—	—	13,791	477,720

(1)	For each of the named executive officers, the Stock Awards and Performance Share Unit Awards consist of the following:

Name	Performance Share Unit Awards for the 2017-2019 Performance Cycle(a)		Stock Awards Granted February 24, 2016 That Vested February 24, 2019
	Number of Shares (#)	Value Realized on Vesting(b) ($)	Number of Shares (#)	Value Realized on Vesting(c) ($)
Prochazka	80,091	2,224,928	63,258	2,191,257
Liu	—	—	—	—
Bridge	13,883	385,670	12,471	431,995
Carroll	33,853	940,436	29,825	1,033,138
Doyle	4,506	125,177	2,894	100,248
Rogers	—	—	13,791	477,720

(a)

A participant is vested in the right to receive performance share units under the award agreements as of December 31, 2019 (the end of the performance cycle). However, pursuant to the terms of the awards, the actual number of shares to be awarded to the participant is not known until the Compensation Committee determines the applicable performance levels of the underlying goals within 60 days after the end of the performance cycle. Accordingly, the awards are valued for compensation purposes after the Compensation Committee completes its determination and the procedures to verify the financial information used in determining the applicable performance level achievements have been completed. After completion of this process, the actual transfer of the stock is made to participants.

(b)

Value Realized on Vesting for the performance share unit awards was determined using the closing market price of our common stock ($24.16) on the New York Stock Exchange on February 27, 2020, together with a dividend equivalent amount equal to the dividends accrued during the performance period until they were delivered ($3.62 per share) on our shares of common stock. The number of performance share units vested was determined based on an overall achievement level of 148%.

(c)

Value Realized on Vesting for the stock awards was determined using the closing market price of our common stock ($31.40) on the New York Stock Exchange on the last trading day before the vesting date (February 22, 2019) together with dividend equivalents per share during the vesting period of $3.24.

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Pension Benefits

Pension benefits for our senior executive officers are provided under a tax-qualified defined benefit pension plan—the CenterPoint Energy Retirement Plan. In addition, our senior executive officers are eligible for benefits under a benefit restoration plan, which is also a defined benefit plan. Participants are fully vested in both plans after three years of service. For all employees hired on or after January 1, 1999 but prior to January 1, 2009 (including Mr. Prochazka), participants accumulated a retirement benefit based upon a cash balance formula of four percent of base salary and short-term incentive compensation through December 31, 2008. For all employees hired prior to January 1, 1999 (including Messrs. Bridge and Doyle), benefits accrued based on a participant’s years of service, final average pay and covered compensation through December 31, 2008. Beginning January 1, 2009, final average pay formula benefits under the retirement plan were frozen as to any future accruals. The lump sum value of the age-65 annuity for all final average pay formula participants was calculated using an interest conversion rate of 4.52% as of December 31, 2008. This lump sum amount will continue to grow annually with interest, based on the 30-year Treasury rate from the prior November, until commencement of the benefit.

The participant’s benefit through December 31, 2008 is the greatest of (i) this lump sum value, (ii) the final average pay benefit and (iii) the cash balance benefit. For periods after December 31, 2008, all participants (including all our senior executive officers) are eligible for a retirement benefit based on a cash balance formula of five percent of base salary and short-term incentive compensation.

Benefits that may not be provided under the retirement plan because of Internal Revenue Code annual limits on benefits and compensation are made in a bookkeeping account under the benefit restoration plan. This excess benefit amount is determined based on the final average pay formula and the cash balance formula under the retirement plan, as applicable. To comply with the requirements under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Benefit Restoration Plan (CNP Benefit Restoration Plan) for excess benefits that accrued or vested after 2004. This plan is subject to Section 409A. Benefits accrued under this plan are generally paid in a lump sum following the participant’s separation from service. All of our senior executive officers participate in this plan and will generally receive payments in a lump sum form under this plan. Benefit payments for our senior executive officers and other key employees will be delayed for six months to comply with Section 409A of the Internal Revenue Code. The CNP Benefit Restoration Plan does not provide any past service credits or accelerated service benefits.

The table below provides information regarding our senior executive officers’ accumulated benefits under our retirement and benefit restoration plans.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments during 2019 ($)
Cash Balance Formula(1)
Prochazka	Retirement Plan	18.2	264,073	—
	CNP Benefit Restoration Plan	18.2	744,823	—
Liu	Retirement Plan	0.6	14,752	—
	CNP Benefit Restoration Plan	0.6	4,566	—
Rogers	Retirement Plan	—	—	71,008
	CNP Benefit Restoration Plan	—	—	137,233
Final Average Pay Formula(2)
Bridge	Retirement Plan	33.8	977,314	—
	CNP Benefit Restoration Plan	33.8	290,940	—
Doyle	Retirement Plan	24.9	544,938	—
	CNP Benefit Restoration Plan	24.9	83,455	—

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(1)

The benefits for Mr. Prochazka and for Ms. Liu are based solely on the cash balance formula under the retirement plan. Interest accrues in the current year at the average annual interest rate for 30-year Treasury Securities as reported daily during the previous November based upon the account balance as of the end of the previous year. The interest rate for the 2019 plan year was 3.36%. In addition, Mr. Prochazka and Ms. Liu accrued an excess benefit amount under the CNP Benefit Restoration Plan based on the cash balance formula as if the Internal Revenue Code annual benefit and compensation limits did not apply.

The present value for Mr. Prochazka and Ms. Liu was calculated based on benefits accrued through December 31, 2019 payable at age 65 (the earliest retirement age where the benefit is not reduced). Account balances are assumed to accumulate interest credits until age 65 at 3.25%. Since this is a cash balance plan, the lump sum payment is equal to the participant’s account balance at retirement. The single life annuity is calculated by dividing the account balance by the present value factor of an immediate single life annuity assuming an interest rate of 3.20% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. To calculate the present value of the benefit in the table, mortality assumptions are based on the PRI-2012 Mortality Table projected using Scale MP-2019, and the interest rate for discounting payments back to December 31, 2019 is 3.20%.

(2)	Through December 31, 2008, Messrs. Bridge and Doyle accrued benefits based on years of service, final average pay and covered compensation, which we refer to as final average pay (FAP) formulas.

For Mr. Bridge, final average pay means the highest base salary for 60 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:

1.1% x FAP x Service + [0.45% x (FAP—Social Security Covered Compensation) x Service]

In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 30 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.

Mr. Bridge also accrued a benefit under the benefit restoration plan based on the applicable final average pay formula as if the Internal Revenue Code limits did not apply.

For Mr. Doyle, final average pay means the highest base salary plus overtime, commissions, and bonuses for the 36 consecutive months out of the 120 consecutive months immediately preceding the earlier of retirement or December 31, 2008. This FAP retirement plan benefit is calculated under the following formula:

1.25% x FAP x Service + [0.65% x (FAP—Social Security Covered Compensation) x Service]

In this final average pay formula, the maximum service applicable to the portion of the benefit attributable to FAP in excess of Social Security Covered Compensation is 35 years. The benefit is reduced for early retirement if retirement occurs before age 65. Early retirement subsidies are provided for retirement at age 55 or older.

Beginning in 2009, Messrs. Bridge and Doyle accrued a benefit under the benefit restoration plan based on the cash balance formula as if the Internal Revenue Code compensation limits did not apply.

The present values for Messrs. Bridge and Doyle were calculated based on benefits accrued through December 31, 2019 assuming retirement at age 65 without a reduction in benefits. The calculation assumes the participant is 45% likely to commence the benefit in the form of a single life annuity and 55% likely to elect a lump sum distribution. The single life annuity is the normal form of benefit under the plan. Mortality assumptions for discounting annuities are based on the PRI-2012 Mortality Table projected using Scale MP-2019 and an interest rate of 3.20%. The lump sum distribution for benefits accrued through December 31, 2008 is calculated as the greater of the cash balance amount and the present value of the accrued benefit commencing at age 65 assuming an interest rate of 3.20% and using the mortality table prescribed by Section 417(e)(3) of the Internal Revenue Code. The interest rate for discounting payments back to December 31, 2019 was 3.20%. These assumptions, where applicable, are the same assumptions disclosed in “Stock Based Incentive Compensation Plans and Employee Benefit Plans” in Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2019.

Savings Plan and Savings Restoration Plans

Under our savings plan, our senior executive officers may contribute up to 50% of their plan-eligible compensation as pre-tax or Roth contributions. They may also contribute up to 16% of eligible pay as after-tax contributions. In addition, we make employer matching contributions of 100% of the first 6% of eligible pay our senior executive officers contribute under the plan. Payment options under the savings plan include (i) a lump sum payment; (ii) annual, semi-annual, quarterly or monthly installments over a period elected by the participant, not to exceed ten years; (iii) a partial cash distribution of the participant’s account balance or (iv) a rollover of the account. Once the annual compensation limit under the Internal Revenue Code is reached in the savings plan, employer contributions are made in a bookkeeping account under the savings restoration plan. To comply with the provisions under Section 409A of the Internal Revenue Code, we established the CenterPoint Energy Savings Restoration Plan (CNP Savings Restoration Plan) for all benefits earned or vested from and after 2005, and this plan is subject to Section 409A. Benefits under this plan are paid in a lump sum following the participant’s separation from service, and all of our senior executive officers participate in this plan. Benefit payments for our senior executive officers and

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other key employees will be delayed for six months following the separation from service to comply with Section 409A of the Internal Revenue Code, unless the separation from service is due to death. Benefits earned and vested prior to 2005 are payable under the 1991 CenterPoint Energy Savings Restoration Plan (1991 Savings Restoration Plan), and no new benefits are provided from and after 2005 under this plan. The 1991 Savings Restoration Plan is not subject to Section 409A, and benefits are paid under this plan at the same time and in the same form and manner as distributions payable from the savings plan. Earnings on both restoration plans are based on each participant’s annual rate of return on their account in the savings plan. Participants are not permitted to make voluntary deferrals into either savings restoration plan.

Deferred Compensation Plans

Our current deferred compensation plan permits eligible key employees to elect voluntarily each year to defer a percentage of up to 90% of salary and/or short-term incentive compensation. The Company amended the Deferred Compensation Plan as of December 31, 2007, renamed it the 1989 Deferred Compensation Plan and froze the plan to new participants and benefit accruals as of December 31, 2007. Effective January 1, 2008, obligations with respect to deferrals under the 1989 Deferred Compensation Plan after December 31, 2004, along with all associated earnings were transferred to and are paid from the 2005 Deferred Compensation Plan, which was adopted effective as of January 1, 2008, to replace the 1989 Deferred Compensation Plan. References to our deferred compensation plan include both our 2005 Deferred Compensation Plan, which covers amounts subject to Section 409A, as well as our 1989 Deferred Compensation Plan, which covers amounts which are exempt from Section 409A. Under the terms of our deferred compensation plan, interest accrues on deferrals at a rate adjusted annually equal to the average yield during the year of the Moody’s Long-Term Corporate Bond Index plus two percent.

Participants in the plan currently may elect to receive distributions of their deferred compensation and interest in three ways:

•

an early distribution of either 50% or 100% of their account balance in any year that is at least four years from the year of deferral or, if earlier, the year in which they attain their normal retirement date under the plan (the first day of the month coincident with or next following attainment of age 65);

•	a lump sum distribution upon termination of employment on or after age 55; or

•	15 annual installments commencing upon termination of employment on or after age 55.

If a participant terminates employment prior to age 55, a lump sum distribution of his or her deferral amount plus interest, calculated using the Moody’s rate and excluding the additional two percentage points, will be made regardless of his or her form of election. For deferrals under the 2005 Deferred Compensation Plan, if a participant terminates employment on or after age 55, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her termination or 15 annual installments commencing upon his or her separation from service. However, benefit payments for our named executive officers and other key employees will not be paid earlier than six months after separation from service (other than by reason of death) to comply with Section 409A of the Internal Revenue Code. Messrs. Prochazka, Carroll and Doyle were the only named executive officers who elected to defer compensation under the plan during 2019.

For deferrals under the 1989 Deferred Compensation Plan, if a participant terminates employment from and after age 55 but prior to age 60, the deferral amount plus interest (including the additional two percent) will be paid in accordance with the participant’s distribution elections, in either a lump sum payment in the January after his or her separation from service or 15 annual installments commencing upon his or her separation from service. If a participant terminates employment after age 60 under the 1989 Deferred Compensation Plan, the deferral amount plus interest, including the additional two percent, will be paid in accordance with the participant’s distribution elections after he or she reaches age 65.

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Each of our deferred compensation plans discussed above is a nonqualified, unfunded plan, and the employees are general, unsecured creditors of CenterPoint Energy. No fund or other assets of CenterPoint Energy have been set aside or segregated to pay benefits under any of these plans. Please refer to “Rabbi Trust” under “Potential Payments upon Change in Control or Termination” for information on funding of the plans upon a change in control.

Nonqualified Deferred Compensation Table

The following table provides information with respect to benefits under the deferred compensation plans and the savings restoration plans.

Name	Plan Name	Executive Contributions in 2019(1) ($)	Registrant Contributions in 2019(1) ($)	Aggregate Earnings in 2019(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2019(3) ($)
Prochazka	2005 Deferred Compensation Plan	200,000	—	29,016	—	527,406
	CNP Savings Restoration Plan	—	162,171	223,659	—	1,232,043
	1991 Savings Restoration Plan	—	—	6,206	—	34,187
Liu	CNP Savings Restoration Plan	—	6,075	686	—	6,761
Bridge	CNP Savings Restoration Plan	—	47,400	6,523	—	355,342
Carroll	1989 Deferred Compensation Plan	—	—	40,031	—	727,595
	2005 Deferred Compensation Plan	106,500	—	62,303	—	1,068,583
Doyle	2005 Deferred Compensation Plan	70,000	—	16,839	—	306,080
	CNP Savings Restoration Plan	—	22,875	15,966	—	110,103
Rogers	2005 Deferred Compensation Plan	—	—	231,586	(43,653)	819,950
	CNP Savings Restoration Plan	—	—	—	—	109,176

(1)

The Registrant Contributions in 2019 column for the savings restoration plan include employer matching contributions that could not be made to the savings plan due to limitations under the Internal Revenue Code. Messrs. Prochazka’s, Rogers’ and Doyle’s contributions to the deferred compensation plan are also included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Messrs. Carroll’s and Doyle’s contribution to the deferred compensation plan are included in the Salary column of the Summary Compensation Table. Our contributions to the savings plan and savings restoration plan for the senior executive officers are also included in the footnote to the All Other Compensation column of the Summary Compensation Table.

(2)

For the deferred compensation plans, Aggregate Earnings in 2019 consist of earnings on prior plan deferrals. Messrs. Prochazka’s and Rogers’ 2019 interest rate for the 2005 Deferred Compensation Plans was 5.82% with interest compounded annually. The 2019 interest rate for the 2005 Deferred Compensation Plan for Mr. Carroll was 6.43% with interest compounded annually on the month he attained age 65. The amounts are also included in the footnote to the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

For the savings restoration plans, Aggregate Earnings in 2019 include gains and losses determined based on the participant’s balances as of January 1, 2019 plus any matching contributions credited for that year. The gains and losses are calculated using the annualized rate of return for the participant’s account in the plans based on the investment funds selected by the participant.

(3)	The table below sets forth the portion of these aggregate account balances that were reported as compensation in the Summary Compensation Table for 2017 and 2018.

Name	Amount Previously Reported ($)
Scott M. Prochazka	13,677
Xia Liu	—
Tracy B. Bridge	—
Milton Carroll	85,641
Scott E. Doyle	—
William D. Rogers	28,810

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Potential Payments upon Change in Control or Termination

Our Board adopted a change in control plan to ensure consistency of officer benefits and to simplify administration, which was effective January 1, 2015, and was subsequently amended and restated, effective May 1, 2017 (the “plan”). All of our named executive officers, including Mr. Carroll, are participants in the plan.

The plan was amended and restated effective May 1, 2017 to provide that awards granted under the long-term incentive plan on or after such date are not subject to the plan and are instead governed by the long-term incentive plan and the applicable award agreements.

The change in control plan provides for payments and other benefits in the event a covered termination of employment occurs within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after the completion of a transaction that effects a change in control. A “change in control” will be deemed to occur under the plan if:

•

any person or group becomes the direct or indirect beneficial owner of 30% or more of our outstanding voting securities, unless these securities are acquired directly from CenterPoint Energy as part of a merger or consolidation and following the merger or consolidation the conditions for an exclusion from a merger or consolidation event described below are met;

•	the members of our Board on the effective date of the plan, and successors designated as provided in the agreement, cease to constitute a majority of the Board;

•	approval by the shareholders of (or if there is no such approval, consummation of) a merger or consolidation of, or involving, CenterPoint Energy unless:

•	more than 70% of the surviving corporation’s outstanding voting securities are owned by former shareholders of CenterPoint Energy,

•

if the transaction involves CenterPoint Energy’s acquisition of another entity, the total fair market value of the consideration plus long-term debt of the business being acquired does not exceed 50% of the total fair market value of CenterPoint Energy’s outstanding voting securities, plus CenterPoint Energy’s consolidated long-term debt,

•	no person is the direct or indirect beneficial owner of 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from the transaction, and

•	a majority of the members of the board of directors of the parent corporation resulting from the transaction were members of our Board immediately prior to consummation of the transaction; or

•	approval by the shareholders of (or if there is no such approval, consummation of) a sale or disposition of 70% or more of CenterPoint Energy’s assets unless:

•

individuals and entities that were beneficial owners of CenterPoint Energy’s outstanding voting securities immediately prior to the asset sale are the direct or indirect beneficial owners of more than 70% of the then outstanding voting securities of CenterPoint Energy (if it continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity), and

•

a majority of the members of our Board (if CenterPoint Energy continues to exist) and of the entity that acquires the largest portion of the assets (or the entity that owns a majority of the outstanding voting stock of the acquiring entity) were members of our Board immediately prior to the asset sale.

Under the plan, a covered termination occurs if the officer’s employment is terminated within three months prior to a change in control (provided that a binding agreement to effect a change in control has been executed as of the termination) or within two years after a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined), or resignation of the officer unless such

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resignation is due to “good reason” that is not cured within the cure period under the plan. “Good reason” means any of the following: (a) a failure to maintain the officer in his or her position or a substantially equivalent position; (b) a significant adverse change in the authorities, powers, functions, responsibilities or duties held; (c) a material reduction in the officer’s base salary; (d) a significant reduction in the officer’s qualified, nonqualified and welfare benefits other than a reduction that applies generally to all covered employees; (e) a material reduction in the officer’s overall compensation opportunities under the short-term incentive plan, a long-term incentive plan or other equity plan; (f) a change in the location of the officer’s principal place of employment by more than 50 miles; or (g) a failure to provide directors’ and officers’ liability insurance covering the officer.

The plan provides that we would pay our named executive officers experiencing a covered termination of employment a lump sum amount equal to (i) three times, in the case of Mr. Prochazka, and (ii) two times, in the case of Messrs. Bridge, Carroll and Doyle and Ms. Liu, the sum of the officer’s base salary plus short-term incentive award at target, if applicable.

For officers who are not age 55 or older with five years of service (which includes all the senior executive officers except for Mr. Bridge), the plan also provides for a short-term incentive lump sum payment based on eligible earnings to the date of termination multiplied by his or her short-term incentive target. Mr. Bridge meets the age and service requirements and therefore would be entitled to a similar pro rata short-term incentive payment under the terms of the short-term incentive plan. In addition, three years of service for Mr. Prochazka and two years of service for Messrs. Bridge and Doyle and for Ms. Liu will be added for benefit purposes under the retirement plan, and such additional benefit will be paid in the same time and manner that the officer’s benefit under the benefit restoration plan is paid. In addition, the plan provides for welfare benefits for a period of two years, career transition placement services and the reimbursement of legal fees incurred related to the severance. For awards granted before May 1, 2017, if an award agreement for performance share units granted under our long-term incentive plan does not provide for any early payment upon a change in control, then the plan provides for full vesting of performance share units under our long-term incentive plan if there is a covered termination. However, if the terms of the award are more favorable than those of the plan, the more favorable change in control terms under the award agreements will apply rather than the terms of the plan with respect to such awards. Under the amended and restated plan, awards granted under the long-term incentive plan on or after May 1, 2017 are not subject to the plan and are governed by the long-term incentive plan and applicable award agreements.

Due to Mr. Prochazka’s resignation and Messrs. Bridge’s and Rogers’ respective retirement from the Company, they are not eligible to receive any payments upon a change in control under the plan. Further, John W. Somerhalder II, the Company’s Interim President and Chief Executive Officer, does not participate in the plan.

Our plan does not include any excise tax gross-up payment provisions. Under our plan, the executive’s total change in control payment is automatically reduced to the minimum extent necessary to prevent triggering the excise tax, but only if the after-tax benefit of the reduced payment exceeds the after-tax benefit if the payment was not reduced. If the payment is not reduced, the officer will be liable for any excise tax due under Section 4999.

An officer must sign a waiver and release in connection with any claims relating to the executive’s employment with or separation from the Company prior to receiving any benefits under the plan. The plan provides that for one year following a covered termination, an officer is prohibited from hiring or soliciting any employees to leave our employment or solicit or attempt to solicit the business of any of our customers or acquisition prospects. In addition, for one year following a covered termination, an officer is prohibited, without prior written consent, from engaging in any business or accepting employment with or rendering services to a business that is in competition with us. These non-solicit and non-compete restrictions are limited to a 50-mile radius around any geographical area in which we engage (or have a definite plan to engage) in operations or marketing of products or services at the time of the officer’s covered termination.

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Change in control provisions in awards under our current long-term incentive plan. The plan provides that participants will fully vest in any performance awards granted under the long-term incentive plan before May 1, 2017 in the event of a covered termination, provided that there are not more favorable benefits under the terms of an outstanding award. The terms of these outstanding awards to the named executive officers under our current long-term incentive plan require us to make payments to these officers in the event of a change in control (which has substantially the same definition contained in the change in control plan), without regard to whether the officer’s employment is terminated. Therefore, based on the more favorable terms in the outstanding awards, an officer’s termination would not be required for the officer to be entitled to the accelerated payment under those awards. Awards granted under the long-term incentive plan on or after May 1, 2017 are not subject to the plan and are governed by the long-term incentive plan and the applicable award agreements. The different outstanding award types under the long-term incentive plan are treated as follows:

Stock Awards. For stock awards granted before February 2018, upon a change in control (without regard to whether the officer’s employment is terminated), we would be required to settle rights relating to unvested stock awards by delivering to the officers shares of our common stock, without regard to whether any performance-based vesting conditions have been satisfied, together with shares having a market value equal to accrued dividend equivalents on those shares. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable.

For stock awards granted beginning in February 2018, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or a covered termination of employment occurs. A covered termination of employment occurs for purposes of awards under the long-term incentive plan if the officer’s employment is terminated within two years after the completion of a transaction that effects a change in control for reasons other than death, disability (as defined in our long-term disability plan), involuntary termination for cause (as defined in the award agreement), or resignation of the officer unless such resignation is due to “good reason” that is not cured within the cure period set forth in the award agreement. “Good reason” for this purpose is defined in substantially the same manner as such term is defined in the change in control plan.

Performance Share Units. For performance share units granted before February 2018, upon a change in control (without regard to whether the officer’s employment is terminated), we would be required to settle rights relating to unvested performance share units by delivering the number of shares that would be required if performance was at the target achievement level plus dividend equivalent shares as described above. Alternatively, the Compensation Committee could elect to settle these rights by paying cash in an amount equal to the fair market value of the shares otherwise deliverable. For performance share units granted beginning February 2018, “double trigger” vesting applies, and vesting is accelerated upon a change in control only if the award is not continued, assumed, or substituted or if a covered termination of employment occurs (as described above for stock awards).

Payments in the event of change in control. The table below presents amounts that would have been payable and the value of the benefits provided under the change in control plan assuming a covered termination of employment occurred on December 31, 2019 following a change of control. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Prochazka	Liu	Bridge	Carroll	Doyle
Severance amount	$8,547,000	$1,685,000	$1,968,000	$1,532,000	$1,472,000
Short-term Incentive Plan(1)	1,515,000	288,000	416,000	—	283,000
Long-term Incentive Plan:(2)
Performance share units	12,058,000	666,000	2,013,000	4,921,000	952,000
Stock awards	5,136,000	405,000	858,000	2,096,000	406,000
Benefit restoration plan(3)	527,000	87,000	281,000	—	157,000
Health and welfare benefits	42,000	42,000	27,000	—	42,000
Outplacement	4,000	4,000	4,000	4,000	4,000

Total benefit and payment	$27,829,000	$3,177,000	$5,567,000	$8,553,000	$3,316,000

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Executive Compensation Tables (continued)

(1)

Under the terms of our short-term incentive plan, an individual age 55 or older with at least five years of service satisfies the relevant provisions under the plan and is eligible for a pro rata payment at the actual level of achievement, without regard to whether it is preceded by a change in control, based on his eligible earnings to the date of termination multiplied by his or her short-term incentive target. Mr. Bridge satisfies the retirement provisions under the plan, and a change in control does not impact this payment. Refer to “—Payments upon termination of employment.” For purposes of the table above, the target level of achievement has been assumed.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2019 (which was $27.27). Under the terms of our current long-term incentive plan, amounts payable in shares would be converted to dollars using the New York Stock Exchange closing price on the date on which the change in control occurred. The payments are determined as described under “—Change in control provisions in awards under our current long-term incentive plan.” Amounts shown for performance share units are calculated based on a target level of achievement for each award. Amounts shown for the long-term incentive plan in this table include amounts in the “Payments upon termination of employment” table below.

(3)

Amounts shown consist of the increase in cash balance accounts that would result from crediting an additional three years of service and interest for Mr. Prochazka, and an additional two years of service and interest for Messrs. Bridge, Carroll and Doyle and for Ms. Liu. For purposes of calculating these amounts, balances were projected with the 2019 interest crediting rate of 2.28%. Immediate commencement of the benefit was also assumed.

Upon a change in control, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon a change in control, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by the Consolidated Omnibus Budget Reconciliation Act (COBRA).

Payments upon termination of employment. Certain benefits are payable to a named executive officer upon his or her termination of employment other than in the event of a change in control as described above. The table below presents information on the value of short-term and long-term incentive benefits at the target level of achievement that would be provided if a named executive officer terminated employment as of December 31, 2019. The numbers in the table have been rounded to the nearest one thousand dollars. With respect to payments received by Mr. Rogers in connection with his retirement from the Company, see “Compensation Discussion and Analysis—Executive Summary.” For payments and other benefits received by Mr. Prochazka in connection with his resignation, see “Compensation Discussion and Analysis—Executive Summary—Actions Taken Regarding 2020 Executive Compensation Program.”

Type of Payment	Prochazka	Liu	Bridge	Carroll	Doyle
Short-term Incentive Plan(1)	$—	$—	$416,000	$—	$—
Long-term Incentive Plan:(2)
Performance Share Units	—	—	1,379,000	3,339,000	—
Stock Awards	—	—	551,000	1,333,000	—

Total	$—	$—	$2,346,000	$4,672,000	$—

(1)

Under the terms of our short-term incentive plan, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution at the actual level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target. Mr. Bridge satisfies the retirement provisions under the plan, and a termination of employment does not impact this payment. For purposes of the table above, the target level of achievement has been assumed.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2019 (which was $27.27). Under the terms of our long-term incentive awards, an individual age 55 with five years of service satisfies the retirement provisions under the plan and is eligible for a pro rata plan distribution. In the case of performance share units, such distribution is based on the number of days employed in the performance cycle and the actual level of achievement. All amounts above have been calculated assuming the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. Messrs. Bridge and Carroll satisfy the retirement provisions under the plan.

Upon termination of employment, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon termination of employment, or which are

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Executive Compensation Tables (continued)

required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon termination due to death. The table below presents information on the value of the benefits payable if a named executive officer had died on December 31, 2019. The numbers in the table have been rounded to the nearest one thousand dollars. The beneficiaries would have been entitled to the following amounts:

Type of Payment	Prochazka	Liu	Bridge	Carroll	Doyle
Short-term Incentive Plan(1)	$1,503,000	$286,000	$416,000	$—	$280,000
Long-term Incentive Plan:(2)
Performance Share Units	11,897,000	666,000	1,986,000	4,855,000	938,000
Stock Awards	4,989,000	283,000	832,000	2,034,000	395,000
Executive life insurance plan(3)	—	—	—	180,000	—
Basic life insurance(3)	50,000	50,000	50,000	—	50,000

Total	$18,439,000	$1,285,000	$3,284,000	$7,069,000	$1,663,000

(1)

Under the terms of our short-term incentive plan, an individual who dies during the plan year is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2019 (which was $27.27). Under the terms of the long-term incentive awards, an individual who dies during a plan year is eligible for a pro rata plan distribution. In the case of performance share units, such distribution is based on the number of days employed in the performance cycle and the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. For awards granted beginning February 2018, an individual who dies is eligible for a full distribution of the award under the plan, based on the target level of achievement for performance share units.

(3)	Amounts payable by third party insurance providers.

Each named executive officer’s beneficiaries would also be entitled to receive payment for any fully vested benefits to which they are entitled under the terms of the applicable plan or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Payments upon disability. If a named executive officer becomes disabled as defined under our long-term disability plan on December 31, 2019, he or she would receive the payments stated in the table below. Mr. Carroll is not eligible for long-term disability benefits. The numbers in the table have been rounded to the nearest one thousand dollars.

Type of Payment	Prochazka	Liu	Bridge	Carroll	Doyle
Short-term Incentive Plan(1)	$1,503,000	$286,000	$416,000	$—	$280,000
Long-term Incentive Plan:(2)
Performance Share Units	12,058,000	666,000	2,013,000	4,919,000	952,000
Stock Awards	5,088,000	283,000	849,000	2,075,000	403,000
Long-term Disability Per Month(3)	20,000	20,000	20,000	—	19,000

Total	$18,669,000	$1,255,000	$3,298,000	$6,994,000	$1,654,000

(1)

Under the terms of our short-term incentive plan, an individual who becomes disabled as defined under our long-term disability plan is eligible for a pro rata plan distribution at the target level of achievement based on eligible earnings to date multiplied by his or her short-term incentive target.

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Executive Compensation Tables (continued)

(2)

For purposes of the calculations, amounts that would be payable in shares have been converted to dollars using the New York Stock Exchange closing price for CenterPoint Energy common stock on December 31, 2019 (which was $27.27). Under the terms of the long-term incentive awards, an individual who terminates employment due to disability as defined under our long-term disability plan is eligible for a pro rata plan distribution. In the case of performance share units, such distribution is based on the number of days employed in the performance cycle and the target level of achievement. In the case of stock awards, such distribution is based on the number of days employed in the vesting period. For awards granted beginning February 2018, an individual who terminates employment due to disability is eligible for a full distribution of the award under the plan, based on the target level of achievement for performance share units.

(3)	Amounts payable by third party insurance providers.

Upon becoming disabled as defined under our long-term disability plan, each named executive officer would also be entitled to receive payment for any fully vested benefits to which he is already entitled, if payable upon disability, or which are required to be provided by law. These benefits could include those earned under CenterPoint Energy’s retirement, benefit restoration, savings, savings restoration, deferred compensation and retiree medical plans, as well as the continuation of health coverage required by COBRA.

Rabbi Trust

We maintain a trust agreement with an independent trustee establishing a springing rabbi trust for the purpose of funding benefits payable to participants under our deferred compensation plans, benefit restoration plans, savings restoration plans, long-term incentive plan agreements, in some instances, and change in control plan, in which our named executive officers participate. The trust is a grantor trust, irrevocable except in the event of an unfavorable ruling by the Internal Revenue Service as to the tax status of the trust or certain changes in tax law. It is currently funded with a nominal amount of cash. Future contributions will be made to the grantor trust if and when required by the provisions of the covered plans or when required by our Benefits Committee, which consists of officers of the Company. If there is a change in control (defined in substantially the same manner as in the change in control plan described under “Potential Payments upon Change in Control or Termination”), the grantor trust must be fully funded, within 30 days following the change in control, with an amount equal to the entire benefit to which each participant would be entitled under the covered plans as of the date of the change in control (calculated on the basis of the present value of the projected future benefits payable under the covered plans). The assets of the grantor trust are required to be held separate and apart from the other funds of CenterPoint Energy and its subsidiaries but remain subject to the claims of general creditors under applicable state and federal law.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Prochazka, our former Chief Executive Officer.

For 2019, our last completed fiscal year:

•	the median of the annual total compensation of all employees of CenterPoint Energy, excluding our Chief Executive Officer, was $102,957; and

•	the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $7,724,121.

Based on this information, for 2019, the ratio of Mr. Prochazka’s annual total compensation to that of our median employee was approximately 75 to one.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of our median employee and our Chief Executive Officer, we took the following steps:

•

We selected November 1, 2017 as the date to identify our median employee, at which time our employee population consisted of approximately 7,900 individuals located in the United States. This population consisted

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Executive Compensation Tables (continued)

of our full-time, part-time and temporary employees. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Except as provided below with respect to the acquisition of Vectren that closed in 2019, because there have been no changes in our employee population or compensation arrangements that we believe would significantly impact our pay ratio disclosure for 2019, we are using the same median employee for our 2019 pay ratio that we used for our 2017 pay ratio, although we have updated the calculation of the total compensation earned by that employee for 2019.

•

On February 1, 2019, we closed the acquisition of Vectren, which became a wholly-owned subsidiary of CenterPoint Energy. Vectren, through its wholly-owned subsidiaries, (i) holds three public utilities, which provide electric and natural gas utility services in Indiana and Ohio and (ii) is involved in non-utility activities in two primary business areas: infrastructure services and energy services. The infrastructure services business provides underground pipeline construction and repair services, and the energy services business provides energy performance contracting and sustainable infrastructure services, such as renewables, distributed generation and combined heat and power projects. Because the acquisition of Vectren occurred during fiscal year 2019, approximately 5,700 legacy Vectren employees have been omitted from the employee population used to identify our median employee. In February 2020, the Company announced the divestiture of the infrastructure services business, which is expected to close in the second quarter of 2020. Pursuant to Item 402(u) of Regulation S-K, the legacy Vectren employees will be included in the employee population beginning in the next fiscal year.

•

To identify the “median employee” from our employee population in 2017, we compared employees’ trailing twelve months total gross wages (consisting of base salary, short-term and long-term incentives, overtime and other compensation excluding imputed income) from our payroll records.

•

We identified our 2017 median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. There has been no change in the median employee’s circumstances that we reasonably believe would result in a significant change in our pay ratio.

•

Using the median employee identified in 2017, we combined all of the elements of this employee’s compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $102,957. With respect to the annual total compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2019.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about CenterPoint Energy’s common stock that may be issued under our existing equity compensation plans as of December 31, 2019.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	3,615,065	(2)	$—	5,248,869	(3)
Equity compensation plans not approved by security holders	—		—	—
Totals	3,615,065		$—	5,248,869

(1)

Plans approved by shareholders consist of the 2001 Long-term Incentive Plan, the 2009 Long-term Incentive Plan and the CenterPoint Energy, Inc. Stock Plan for Outside Directors. No future grants may be made under the 2001 plan. Please see “Item 4 — Approval of Amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.”

(2)

Includes outstanding grants of 2,648,677 performance share units (which includes 317,155 shares at actual achievement for the 2017 performance cycle and assumes maximum performance is achieved for performance cycles commencing 2018 and later) and 966,388 shares issuable upon settlement of outstanding grants of stock awards.

(3)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, stock awards, performance share units and performance stock. The shares remaining available for issuance generally may be used for any of these types of awards, except that the CenterPoint Energy, Inc. Stock Plan for Outside Directors provides only for awards of common stock.

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REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in CenterPoint Energy’s proxy statement on Schedule 14A for its 2020 annual meeting, which is incorporated by reference in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, each as filed with the Securities and Exchange Commission.

Peter S. Wareing, Chairman

Martin H. Nesbitt

Theodore F. Pound

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of CenterPoint Energy and is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit CenterPoint Energy’s financial statements. The Audit Committee is composed of four directors, each of whom is independent as defined by the New York Stock Exchange listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at http://investors.centerpointenergy.com/governance. During 2019, the Audit Committee met six times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Deloitte & Touche LLP, CenterPoint Energy’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and CenterPoint Energy that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the independent auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of CenterPoint Energy’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of CenterPoint Energy’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of CenterPoint Energy as of and for the fiscal year ended December 31, 2019, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report and the report and attestation of the independent auditors on internal control over financial reporting, based on the framework in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission, in accordance with Section 404 of the Sarbanes-Oxley Act.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that CenterPoint Energy’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for filing with the Securities and Exchange Commission. The Audit Committee also reappointed, subject to ratification, Deloitte & Touche LLP as CenterPoint Energy’s independent auditors for the fiscal year ending December 31, 2020.

Phillip R. Smith, Chairman

Leslie D. Biddle

Scott J. McLean

Susan O. Rheney

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PRINCIPAL ACCOUNTING FIRM FEES

Aggregate fees related to services provided to CenterPoint Energy as a consolidated entity for the fiscal years ending December 31, 2019 and 2018 by CenterPoint Energy’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, are set forth below.

	Year Ended December 31,
	2019	2018
Integrated audit of financial statements and internal control over financial reporting(1)	$6,980,000	$4,725,000
Audit-related fees(2)	911,100	1,272,500

Total audit and audit-related fees	7,891,100	5,997,500
Tax fees(3)	162,500	—
All other fees(4)	55,000	50,000

Total fees	$8,108,600	$6,047,500

(1)

For 2019 and 2018, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements and internal control over financial reporting, statutory audits, attest services and regulatory filings.

(2)

For 2019 and 2018, amounts include fees for consultations concerning financial accounting and reporting standards and various agreed-upon or expanded procedures related to accounting and/or billing records to comply with financial accounting or regulatory reporting matters.

(3)	For 2019, amounts include fees paid for reviews of Vectren Corporation standalone tax returns for the twelve months ended December 31, 2018 and for the period ended February 1, 2019.

(4)	Fees relate to a subscription-based service which provides the Company with access to benchmarking information and tools.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

Consistent with Securities and Exchange Commission policies regarding auditor independence, the Audit Committee is responsible for pre-approving audit and non-audit services performed by the independent auditor. In addition to its approval of the audit engagement, the Audit Committee takes action at least annually to authorize the independent auditor’s performance of several specific types of services within the categories of audit-related services and tax services. Audit-related services include assurance and related services that are reasonably related to the performance of the audit or review of the financial statements or that are traditionally performed by the independent auditor. Authorized tax services include compliance-related services such as services involving tax filings, as well as consulting services such as tax planning, transaction analysis and opinions. Services are subject to preapproval of the specific engagement if they are outside the specific types of services included in the periodic approvals covering service categories or if they are in excess of specified fee limitations. The Audit Committee may delegate preapproval authority to subcommittees.

During 2019, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

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ITEM 2: RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm to conduct the annual audit of CenterPoint Energy’s accounts for the fiscal year ending December 31, 2020. Deloitte & Touche LLP (and their predecessors) have served as the independent registered public accounting firm (independent auditor) for CenterPoint Energy and its predecessors since 1932. Ratification requires the affirmative vote of a majority of the shares of our common stock entitled to vote and voted for or against the matter. Abstentions will not affect the outcome of the vote on this item. We do not expect any broker non-votes. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider the appointment.

Representatives of Deloitte & Touche LLP will be present at the annual meeting and will have an opportunity to make a statement if they wish. They will be available to respond to appropriate questions from shareholders at the meeting.

To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. In conjunction with the mandated rotation of Deloitte & Touche LLP’s lead engagement partner, the Audit Committee and its chair, Mr. Smith, approved a new engagement partner from a slate of potential partners presented to the Audit Committee for its consideration. The members of the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its investors.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

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ITEM 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are providing our shareholders with the opportunity to cast an advisory vote on the compensation of our named executive officers at the meeting. This item, commonly referred to as a “say-on-pay” vote, provides you, as a CenterPoint Energy shareholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The objective of our executive compensation program is to enable us to recruit and retain highly qualified executive talent by providing market-based levels of compensation. We have structured our compensation program to motivate our executives to achieve individual and business performance objectives by varying their compensation in accordance with the success of our businesses. Highlights of our executive compensation program include the following:

•

Market-Based Compensation Targets. We generally target the market median (50th percentile) for each major element of compensation for our named executive officers. To help ensure market-based levels of compensation, we measure the major elements of compensation annually for a job against available data for similar positions in our peer companies. In establishing individual incentive targets and awards, the Compensation Committee considers the data provided by its consultant, the level and nature of the executive’s responsibility, the executive’s experience and the Committee’s own qualitative assessment of the executive’s performance.

•

Pay for Performance. We believe that a substantial portion of the compensation for our named executive officers should be “at risk,” meaning that the executives will receive a certain percentage of their total compensation only to the extent CenterPoint Energy and the particular executive accomplish goals established by the Compensation Committee. While compensation targets will to a large extent reflect the market, actual compensation in a given year will vary based on CenterPoint Energy’s performance, and to a lesser extent, on qualitative appraisals of individual performance.

•

2019 Compensation. In February 2019, the Compensation Committee reviewed the 2018 base salary and short-term and long-term incentive targets, as applicable, for our named executive officers, with the exception of Ms. Liu, who was appointed to her position in April 2019. With respect to Ms. Liu, the Compensation Committee determined her base salary and short-term and long-term incentive targets upon her appointment as Executive Vice President and Chief Financial Officer in April 2019 as shown below. In addition, the Compensation Committee approved for Ms. Liu a sign-on cash bonus of $100,000 and a sign-on equity incentive award of 25,000 restricted stock units, 12,500 of which vest on the first anniversary of the grant date and the remaining 12,500 of which vest on the second anniversary of the grant date. The following changes were made for 2019:

Name	Base Salary	Short-term Incentive Target %	Long-term Incentive Target %
Scott M. Prochazka	Increase of $63,000 to $1,323,000 (5%)	115% of base salary (no change)	450% of base salary (increase from 435%)
Xia Liu	$550,000	75% of base salary	190% of base salary
Tracy B. Bridge	Increase of $20,000 to $560,000 (3.7%)	75% of base salary (no change)	170% of base salary (no change)
Milton Carroll	Increase of $50,000 to $760,000 (7%)	Not eligible	325% of base salary (increase from 300%)
Scott E. Doyle	$450,000	65% of base salary	150% of base salary
William D. Rogers*	$595,000 (no change)	75% of base salary (no change)	200% of base salary (no change)

*	Retired effective March 8, 2019

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Item 3: Advisory Vote on Executive Compensation (continued)

•

Change in Control Plan. Our Board of Directors approved a change in control plan, which was effective January 1, 2015 and was subsequently amended and restated, effective May 1, 2017, that applies to all of our named executive officers. The plan contains a “double trigger” term and does not provide for any excise tax gross-up payments.

•

Stock Ownership Guidelines. We maintain executive stock ownership guidelines applicable to certain of our officers, including our named executive officers, to appropriately align the interests of our officers with our shareholders’ interests for CenterPoint Energy common stock. Our guidelines provide that our Chief Executive Officer should own CenterPoint Energy common stock having a market value of five times base salary, our Executive Chairman and executive vice presidents should own CenterPoint Energy common stock having a market value of three times their respective base salaries and our senior vice presidents should own CenterPoint Energy common stock having a market value of two times their respective base salaries.

•

Hedging Policy. As part of our Insider Trading Policy, our directors and officers are prohibited, and our non-officer employees are strongly discouraged, from hedging the risk of ownership of our common stock by purchasing, selling or writing options on our common stock or engaging in certain other types of transactions. Prohibited hedging or monetization transactions include a number of possible mechanisms, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds.

•

Recoupment Policy. We have implemented a policy for the recoupment of short-term and long-term incentive payments in the event an officer is found to have engaged in any fraud, intentional misconduct or gross negligence that leads to a restatement of all, or a portion of, our financial results. This policy permits us to pursue recovery of incentive payments if the payment would have been lower based on the restated financial results.

The discussion under “Compensation Discussion and Analysis” describes our executive compensation program and the related decisions made by the Compensation Committee in more detail. We encourage you to read this discussion, as well as the Summary Compensation Table and other related compensation tables and narrative discussion under “Executive Compensation Tables,” which provides detailed information regarding the compensation of our named executive officers.

In accordance with Section 14A of the Exchange Act and the related rules of the Securities and Exchange Commission, we are asking our shareholders entitled to vote at the meeting to approve the following resolution regarding the compensation of our named executive officers:

RESOLVED, that the shareholders of CenterPoint Energy, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2020 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

Approval of the foregoing resolution requires the affirmative vote of a majority of the shares of common stock entitled to vote and voted for or against this item. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

As an advisory vote, this proposal is not binding upon CenterPoint Energy or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our shareholders, and the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this proxy statement.

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ITEM 4: APPROVAL OF AMENDMENT TO THE CENTERPOINT ENERGY, INC. STOCK PLAN FOR OUTSIDE DIRECTORS

Description of the Proposal

Our Board of Directors has approved, subject to approval by our shareholders, an amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors (as amended and restated to date, the “Director Stock Plan”) to increase the number of shares of our common stock reserved for issuance under the Director Stock Plan by 350,000 shares.

The purpose of the Director Stock Plan is to provide a method of compensation for the members of our Board of Directors who are not employees of CenterPoint Energy or any of its subsidiaries that will strengthen the alignment of their financial interests with those of our shareholders. The Director Stock Plan is also intended to (i) enhance our ability to maintain a competitive position in attracting and retaining qualified outside directors who contribute, and are expected to contribute, materially to the long-term success of our company; (ii) provide a means of compensating outside directors whereby the compensation received will have a value dependent on the price of our common stock; and (iii) enhance the interest of the outside directors in our continued success and progress by further aligning each outside director’s interests with those of our shareholders. Stock awards under the Director Stock Plan are in addition to the annual retainer fee earned by outside directors. The number of non-employee director participants to whom the Director Stock Plan, as amended, initially would apply is six, assuming all director nominees are elected at the 2020 annual meeting.

The Director Stock Plan was originally approved by the shareholders of our predecessor corporation in 1996, and most recently amended and restated in 2018. The Board of Directors believes the Director Stock Plan is achieving its purpose and desires to have sufficient shares authorized for issuance under the plan to continue participation by our outside directors. The Director Stock Plan, as amended and restated effective April 26, 2018, authorized the issuance of a total of 700,000 shares of common stock under the plan, and there are currently 70,810 authorized shares remaining for issuance under the plan. Accordingly, we do not believe we will have a sufficient number of shares available to make grants following the current plan year unless the Director Stock Plan is amended to increase the number of authorized shares. If the amendment is approved, the aggregate number of shares of common stock that may be granted during the term of the Director Stock Plan will be increased by 350,000 shares, resulting in a total of 420,810 shares available for grant. The aggregate number of shares of Common Stock that may be issued or delivered under the Director Stock Plan shall not exceed 1,050,000 shares, subject to adjustment as provided in the Director Stock Plan for certain events.

The following is a summary of the principal provisions of the Director Stock Plan and the amendment thereto, copies of which are attached to this proxy statement as Appendix A and B, respectively. This summary does not purport to be a complete description of all of the provisions of the Director Stock Plan and is qualified in its entirety by express reference to the complete text of the Director Stock Plan.

Description of the Director Stock Plan

Under the Director Stock Plan, each non-employee director may be granted an annual stock award consisting of the right to receive the number of shares of our common stock equal to (i) a dollar amount determined by the Board in its discretion divided by (ii) the fair market value of the common stock on the relevant award date, rounded down to the nearest whole share. The cash value of this award to non-employee directors is set by the Board of Directors annually. Grants made under the Director Stock Plan are immediately fully vested upon grant. In addition to the annual grant, a non-employee director may receive a one-time, initial grant of shares of common stock upon first commencing service as a director, based on a cash value, as of the grant date, set by the Board of Directors. Any such awards granted are immediately fully vested. No awards have been made under the provision allowing one-time initial grants.

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Item 4: Approval of Amendment to the Centerpoint Energy, Inc. Stock Plan For Outside DIrectors (continued)

Grants under the Director Stock Plan may be made out of the authorized but unissued shares of common stock or by transfer of shares of common stock previously reacquired by CenterPoint Energy. The number of shares issuable in connection with any annual or initial grant and the aggregate number of shares remaining available for issuance under the Director Stock Plan will be proportionately adjusted to reflect any subdivision or combination of the outstanding shares of common stock or dividend payable in shares of common stock. On February 28, 2020, the last reported sales price of our common stock on the New York Stock Exchange was $23.02 per share.

The Director Stock Plan will continue until the available number of shares authorized under the Director Stock Plan is exhausted unless it is terminated prior to that time by action of the Board of Directors. The Board of Directors may from time to time amend, modify, or suspend the Director Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to shareholder approval to the extent such approval is then required by applicable legal requirements or the listing standards of the New York Stock Exchange. Except for the limitation based on legal requirements and listing standards, the Director Stock Plan does not restrict the nature of amendments that may be made without shareholder approval, including amendments that would increase the cost of the Director Stock Plan to CenterPoint Energy.

Vote Required and Board Recommendation

The vote required for approval of the amendment to the Director Stock Plan is the affirmative vote of a majority of the shares of common stock cast at the meeting. Abstentions will be treated as votes cast against the proposal. Broker non-votes will not affect the outcome of the voting on the proposal. If the amendment is not so approved, it will not become effective, and the Director Stock Plan will continue in effect in its current form.

The Board of Directors recommends a vote “FOR” the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

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GENERAL INFORMATION

We began mailing this proxy statement and the accompanying proxy card to shareholders on or about March 13, 2020. The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs, including the fee of Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, who will help us solicit proxies, of $13,000 plus expenses. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for the 2021 Annual Meeting

Any shareholder who intends to present a proposal at the 2021 annual meeting of shareholders and who requests inclusion of the proposal in CenterPoint Energy’s proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us by November 13, 2020.

Our bylaws also require advance notice of other proposals by shareholders to be presented for action at an annual meeting. In the case of the 2021 annual meeting of shareholders, the required notice must be received by our Corporate Secretary between October 26, 2020 and January 24, 2021. The bylaws require, among other things, that the proposal must constitute a proper subject to be brought before the meeting and that the notice must contain prescribed information, including a description of the proposal and the reasons for bringing it before the meeting, proof of the proponent’s status as a shareholder and the number of shares held, the name and address of the proponent, a description of all arrangements and understandings between the proponent and anyone else in connection with the proposal and any material interest of the proponent in the proposal, as well as comply with other procedural requirements. If any of the foregoing information changes or requires supplementation, the proponent must update the information at the times provided in our bylaws. If the proposal is for an amendment of the bylaws, the notice must also include the text of the proposal and be accompanied by an opinion of counsel to the effect the proposal would not conflict with our Restated Articles of Incorporation or Texas law. A copy of the bylaws describing the requirements for notice of shareholder proposals may be obtained on our website at http://investors.centerpointenergy.com/governance.

Director Nominations for the 2021 Annual Meeting

For director nominations by eligible shareholders to be included in our proxy materials, see “Item 1—Election of Directors—Proxy Access Requirements” for further information. Additionally, for any shareholders seeking to make director nominations, but not seeking to include such matters in our proxy materials for the 2021 annual meeting, see “Item 1—Election of Directors—Director Nomination Process” for further information.

Householding of Annual Meeting Materials

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (street-name shareholders) and share a single address, only one annual report to shareholders and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us by telephone at (713) 207-3060 or (800) 231-6406. Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name

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General Information (continued)

shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the fiscal year ended December 31, 2019, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Milton Carroll Executive Chairman of the Board	John W. Somerhalder II Interim President and Chief Executive Officer

March 13, 2020

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APPENDIX A

CENTERPOINT ENERGY, INC.

STOCK PLAN FOR OUTSIDE DIRECTORS

(As Amended and Restated Effective April 26, 2018)

ARTICLE I

PURPOSE

The purpose of this CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the “Plan”) is to provide for a method of compensation of Outside Directors of CenterPoint Energy, Inc. and any successor thereto (the “Company”) that will strengthen the alignment of their financial interests with those of the Company’s shareholders through increased ownership of shares of the Company’s Common Stock by such Outside Directors. The Plan is intended to (i) enhance the Company’s ability to maintain a competitive position in attracting and retaining qualified Outside Directors who contribute, and are expected to contribute, materially to the success of the Company and its Subsidiaries; (ii) provide a means of compensating such Outside Directors whereby the compensation received will have a value dependent on the price of the Common Stock; and (iii) enhance the interest of such Outside Directors in the Company’s continued success and progress by further aligning each Outside Director’s interests with those of the Company’s shareholders. Stock Awards under this Plan shall be in addition to the annual retainer fee and meeting fees earned by Outside Directors of the Company.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the terms set forth below shall have the following meanings:

“Annual Award Date” means the first business day of the month immediately following each Annual Meeting of Shareholders.

“Board” means the Board of Directors of the Company.

A “Change of Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(a)    30% Ownership Change:    Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

(b)    Board Majority Change:    Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

(c)    Major Mergers and Acquisitions:    Consummation of a Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the

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Appendix A (continued)

parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company’s consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

(d)    Major Asset Dispositions:    Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

(1)    the term “Person” means an individual, entity or group;

(2)    the term “group” is used as it is defined for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”);

(3)     the term “beneficial owner” is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

(4)    the term “Outstanding Voting Stock” means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

(5)    the term “Incumbent Director” means a director of the Company (x) who was a director of the Company on May 7, 2003 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

(6)    the term “election contest” is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

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Appendix A (continued)

(7)    the term “Business Combination” means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

(8)    the term “parent corporation resulting from a Business Combination” means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company’s assets either directly or through one or more subsidiaries; and

(9)    the term “Major Asset Disposition” means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means, subject to the provisions of Section 7.3, the presently authorized common stock, $0.01 par value, of the Company.

“Company” means CenterPoint Energy, Inc., a Texas corporation, and any successor thereto.

“Dividend Equivalents” means, with respect to shares of Common Stock issued or delivered at the end of the Restriction Period applicable to a Stock Award, an amount equal to all dividends and other distributions (or the economic value thereof) that are payable to shareholders of record during the Restriction Period on a like number of shares of Common Stock.

“Fair Market Value” means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the date immediately preceding the date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the average of the closing bid and asked price on that date, or, if there are no quotations available for such date, on the date immediately preceding the date on which such quotations shall be available, as reported by an inter-dealer quotation system, (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose, or (iv) if none of the above are applicable, the fair market value of a share of Common Stock as determined in good faith by the Board.

“Outside Director” means a person who is a member of the Board on an Annual Award Date and who is not a current employee of the Company or a Subsidiary.

“Plan” means the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as set forth herein and as from time to time amended.

“Restriction Period” means the period of time beginning as of the grant date of a Stock Award and ending as of the date upon which the Common Stock subject to such Stock Award is no longer subject to forfeiture provisions as provided in Section 5.3.

“Stock Award” means an award of the right to receive shares of Common Stock granted by the Company to an Outside Director pursuant to, and subject to the terms, conditions and limitations specified in, Article V.

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Appendix A (continued)

“Stock Award Amount” means a number of shares of Common Stock equal to (i) a dollar amount determined by the Board in its discretion divided by (ii) the Fair Market Value of the Common Stock on the relevant award date, rounded to the nearest whole share.

“Subsidiary” means a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

ARTICLE III

RESERVATION OF SHARES

AND PLAN ADMINISTRATION

3.1    Shares Reserved Under Plan:    The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 700,000 shares, subject to adjustment as hereinafter provided. All or any part of such authorized shares may be issued pursuant to Stock Awards. The shares of Common Stock which may be granted pursuant to Stock Awards may consist of either authorized but unissued shares of Common Stock or shares of Common Stock which have been issued and which shall have been heretofore or are hereafter reacquired by the Company. The number of shares of Common Stock that are subject to Stock Awards under this Plan that are forfeited or terminated shall again immediately become available for Stock Awards hereunder. The Board may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The total number of shares authorized under this Plan shall be subject to increase or decrease in order to give effect to the adjustment provision of Section 7.3 and to give effect to any amendment adopted as provided in Section 6.1.

3.2    Plan Administration:

(a)    This Plan shall be administered by the Board. Subject to the provisions hereof, the Board shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Board shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Stock Award in the manner and to the extent the Board deems necessary or desirable. Any decision of the Board in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. The Board may engage in or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

(b)    No member of the Board or officer of the Company to whom the Board has delegated authority in accordance with the provisions of this Section shall be liable for anything done or omitted to be done by him or her, by any member of the Board or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

ARTICLE IV

PARTICIPATION IN PLAN

4.1    Eligibility to Receive Stock Awards:    Stock Awards under this Plan shall be granted only to persons who are Outside Directors who are eligible to receive awards under Section 5.1 and/or 5.2.

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Appendix A (continued)

4.2    Participation Not a Guarantee of Continuing Service as a Member of the Board:    Nothing in this Plan shall in any manner be construed to (a) limit in any way the right or power of the Company’s stockholders to remove an Outside Director, without regard to the effect of such removal on any rights such Outside Director would otherwise have under this Plan, or (b) give any right to such an Outside Director (i) to be nominated for reelection or to be reelected as such and/or (ii) after ceasing to be an Outside Director, to receive any shares of Common Stock of the Company under this Plan to which such Outside Director is not entitled under the express provisions of this Plan.

ARTICLE V

STOCK AWARDS

5.1    Initial Awards:    On or after the date an individual first becomes an Outside Director, at the discretion of the Board, such Outside Director may be granted a one-time, initial Stock Award consisting of the right to receive the number of shares of Common Stock equal to the Stock Award Amount, as determined by the Board, with such award subject to the terms, conditions and limitations set forth in this Plan; provided, however, that such Outside Director is then in office as of the grant date of such initial Stock Award. Any Stock Award under this Section 5.1 shall be in addition to, and not in lieu of, any Stock Award granted under Section 5.2.

5.2    Annual Awards:     As of each Annual Award Date, at the discretion of the Board, each Outside Director then in office may be granted a Stock Award consisting of the right to receive the number of shares of Common Stock equal to the Stock Award Amount, as determined by the Board, with such awards subject to the terms, conditions and limitations set forth in this Plan.

5.3    Vesting of Stock Awards:     Each Stock Award granted under the Plan prior to April 26, 2018 shall be subject to a Restriction Period, and shall vest, as set forth under the terms of the Plan as in effect immediately prior to April 26, 2018. Each Stock Award granted under this Plan on or after April 26, 2018 shall be immediately fully vested upon grant.

5.4    Form of Award:    Upon vesting in accordance with Section 5.3, the number of vested shares of Common Stock subject to the Stock Award shall be registered in the name of the Outside Director and certificates representing such Common Stock (unless the Company shall elect to use uncertificated shares) shall be delivered to the Outside Director as soon as practicable after the date upon which the Outside Director’s right to such shares vested. Upon delivery of the vested shares of Common Stock pursuant to this Section, the Outside Director shall also be entitled to receive a cash payment equal to the sum of all Dividend Equivalents, if any.

ARTICLE VI

AMENDMENT AND TERMINATION OF PLAN

6.1    Amendment, Modification, Suspension or Termination:    The Board may from time to time amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is determined to be required by applicable legal requirements or the listing standards of the New York Stock Exchange.

6.2    Termination:    This Plan shall continue indefinitely until all shares of Common Stock authorized for issuance or delivery hereunder by Section 3.1 hereof have been issued, except the Board may at any time terminate this Plan as of any date specified in a resolution adopted by the Board. No Stock Awards may be granted after this Plan has terminated. The termination of the Plan shall not affect the applicability of any provision of the Plan to Stock Awards made prior to such termination.

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Appendix A (continued)

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1    Restrictions Upon Grant of Stock Awards:    The listing on the New York Stock Exchange or the registration or qualification under any federal or state law of any shares of Common Stock to be granted pursuant to this Plan (whether to permit the grant of Stock Awards or the resale or other disposition of any such shares of Common Stock by or on behalf of the Outside Directors receiving such shares) may be necessary or desirable and, in any such event, if the Company so determines, issuance or delivery of such shares of Common Stock shall not be made until such listing, registration or qualification shall have been completed. In such connection, the Company agrees that it will use its best efforts to effect any such listing, registration or qualification, provided, however, that the Company shall not be required to use its best efforts to effect such registration under the Securities Act of 1933, as amended, other than on Form S-8, as presently in effect, or other such forms as may be in effect from time to time calling for information comparable to that presently required to be furnished under Form S-8.

7.2    Restrictions Upon Resale of Unregistered Stock:    If the shares of Common Stock that have been transferred to an Outside Director pursuant to the terms of this Plan are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, such Outside Director, if the Company deems it advisable, may be required to represent and agree in writing (a) that any shares of Common Stock acquired by such Outside Director pursuant to this Plan will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under said Act and (b) that such Outside Director is acquiring such shares of Common Stock for such Outside Director’s own account and not with a view to the distribution thereof.

7.3    Adjustments:    In the event of any subdivision or combination of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or other stock split, then (a) the number of shares of Common Stock reserved under this Plan and (b) the number of shares delivered under Section 5.4 on any date occurring after the applicable record date or effective date shall be proportionately adjusted to reflect such transaction. No adjustment shall be made in a manner that would result in any Stock Awards becoming subject to Section 409A of the Code.

7.4    Withholding of Taxes:    Unless otherwise required by applicable federal or state laws or regulations, the Company shall not withhold or otherwise pay on behalf of any Outside Director any federal, state, local or other taxes arising in connection with a Stock Award under this Plan. The payment of any such taxes shall be the sole responsibility of each Outside Director.

7.5    Governing Law:    This Plan and all determinations made and actions taken pursuant hereto shall be governed by the internal laws of the State of Texas, except as federal law may apply.

7.6    Exemption from Section 409A.    It is intended that Stock Awards under this Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code, and this Plan shall be interpreted and administered consistent therewith.

7.7    Unfunded Status of Plan; Establishment of Stock Award Account:    This Plan shall be an unfunded plan. The grant of shares of Common Stock pursuant to a Stock Award under this Plan shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Outside Director of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan. Such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of Common Stock granted under this Plan. Except as otherwise provided in this Plan, the shares of Common Stock credited to the Outside Director’s bookkeeping account

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Appendix A (continued)

may not be sold, assigned, transferred, pledged or otherwise encumbered until the Outside Director has been registered as the holder of such shares of Common Stock on the records of the Company as provided in Section 5.4. Neither the Company nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

7.8    No Assignment or Transfer:    No rights to receive Stock Awards under the Plan shall be assignable or transferable by an Outside Director except by will or the laws of descent and distribution.

CENTERPOINT ENERGY, INC.

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APPENDIX B

CENTERPOINT ENERGY, INC.

STOCK PLAN FOR OUTSIDE DIRECTORS

(As Amended and Restated Effective April 26, 2018)

First Amendment

WHEREAS, CenterPoint Energy, Inc., a Texas corporation (the “Company”), established and maintains the CenterPoint Energy, Inc. Stock Plan for Outside Directors, as amended and restated effective April 26, 2018 (the “Plan”); and

WHEREAS, the Board of Directors of the Company has reserved the right under Section 6.1 to amend the Plan, subject to prior approval by the Company’s shareholders to the extent such approval is determined to be required by applicable legal and/or stock exchange requirements; and

WHEREAS, the Company desires to amend the Plan to increase the number of shares of common stock of the Company (“Common Stock”) available for issuance and delivery under the Plan by 350,000 shares;

WHEREAS, an increase in the number of shares of Common Stock available under the Plan by 350,000 shares is subject to approval by the shareholders of the Company in accordance with applicable New York Stock Exchange regulations;

NOW, THEREFORE, in consideration of the foregoing, subject to approval by the shareholders of the Company at the April 24, 2020 Annual Meeting of Shareholders of the Company, effective as of April 24, 2020, (i) the number of shares of Common Stock available for issuance and delivery under the Plan is hereby increased by 350,000 shares and (ii) the first sentence of Section 3.1 of the Plan is amended to read as follows:

“The aggregate number of shares of Common Stock which may be issued or delivered under this Plan shall not exceed 1,050,000 shares, subject to adjustment as hereinafter provided.”

IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, on this 19th day of February, 2020, and effective as of April 24, 2020.

CENTERPOINT ENERGY, INC.

By:	/s/ John W. Somerhalder
John W. Somerhalder II
Interim President and Chief Executive Officer

ATTEST:
/s/ Vincent A. Mercaldi
Vincent A. Mercaldi
Corporate Secretary

Always There®	B-1

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 23, 2020 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 21, 2020 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 23, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E92509-P32758                         KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Leslie D. Biddle	☐	☐	☐
1b. Milton Carroll	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020.	For	Against	Abstain
1c. Scott J. McLean 1d. Martin H. Nesbitt	☐ ☐	☐ ☐	☐ ☐		☐	☐	☐
1e. Theodore F. Pound	☐	☐	☐	3. Approve the advisory resolution on executive compensation.	☐	☐	☐
1f. Susan O. Rheney	☐	☐	☐	4. Approve the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.	☐	☐	☐
1g. Phillip R. Smith	☐	☐	☐
1h. John W. Somerhalder II	☐	☐	☐

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date				Signature (Joint Owners) Date

ADMISSION TICKET

CENTERPOINT ENERGY, INC.

2020 ANNUAL MEETING OF SHAREHOLDERS

Friday, April 24, 2020

9:00 a.m. Central Time

Auditorium

1111 Louisiana Street

Houston, Texas 77002

This admission ticket admits only the named shareholder.

Note: If you plan on attending the Annual Meeting in person, please bring, in addition to this Admission Ticket, valid picture identification. The use of video or still photography at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 24, 2020.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

E92510-P32758

CENTERPOINT ENERGY, INC.

2020 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Jason M. Ryan and Vincent A. Mercaldi, or either of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 24, 2020 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2021. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020, FOR the advisory resolution on executive compensation and FOR the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

Continued and to be signed on reverse side

BROADRIDGE CORPORATE ISSUER SOLUTIONS

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 23, 2020 for shares of common stock held directly and by 11:59 p.m. Eastern Time on April 21, 2020 for shares of common stock held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 23, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 21, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E92511-P32758                     KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTERPOINT ENERGY, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Directors		For	Against	Abstain
Nominees:
1a. Leslie D. Biddle		☐	☐	☐
1b. Milton Carroll		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals: 2. Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020.	For	Against	Abstain
1c. Scott J. McLean 1d. Martin H. Nesbitt		☐ ☐	☐ ☐	☐ ☐		☐	☐	☐
1e. Theodore F. Pound		☐	☐	☐	3. Approve the advisory resolution on executive compensation.	☐	☐	☐
1f. Susan O. Rheney		☐	☐	☐	4. Approve the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.	☐	☐	☐
1g. Phillip R. Smith		☐	☐	☐
1h. John W. Somerhalder II		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held April 24, 2020.

The Notice & Proxy Statement and Annual Report are

available at: http://materials.proxyvote.com/15189T

This proxy covers all shares of common stock in the CenterPoint Energy, Inc. stock fund under the CenterPoint Energy Savings Plan (Plan) for which the undersigned has the right to give confidential voting instructions to The Northern Trust Company, Trustee of the Plan. Under the Plan, participants are “named fiduciaries” as defined under ERISA to the extent of their authority to direct the voting of shares held in their accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). This proxy, when properly executed, will be voted by the Trustee as directed by the undersigned. If no direction is given to the Trustee by 11:59 p.m. Eastern Time on April 21, 2020, The Northern Trust Company, as Trustee, will vote the Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA.

— — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — —

E92512-P32758

CENTERPOINT ENERGY, INC.

2020 Annual Meeting of Shareholders

Proxy-Common Stock

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints The Northern Trust Company to vote as designated on the reverse side, all shares of common stock held by the undersigned at the Annual Meeting of Shareholders of CenterPoint Energy, Inc. to be held on Friday, April 24, 2020 at 9:00 a.m. in the Auditorium of 1111 Louisiana Street, Houston, Texas and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary on a signed or executed proxy, the shares represented will be voted in accordance with the Board’s recommendation.

The terms for Directors will expire in 2021. The Board of Directors recommends a vote FOR the nominees for Directors, FOR the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2020, FOR the advisory resolution on executive compensation and FOR the approval of the amendment to the CenterPoint Energy, Inc. Stock Plan for Outside Directors.

Continued and to be signed on reverse side